                                                                     Exhibit 2.1

                                                           Execution Counterpart

________________________________________________________________________________

                     AGREEMENT AND PLAN OF REORGANIZATION


                                    between


                              CORVIS CORPORATION

                                 ("Purchaser")

                                      and

                           THE SELLERS PARTY HERETO

                                  ("Sellers")



                          Dated as of April 28, 2000

________________________________________________________________________________

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION is made as of the 28/th/ day of April, 2000, by and between CORVIS CORPORATION, a Delaware corporation ("Purchaser"), and THE SELLERS PARTY HERETO (collectively, "Sellers"). Certain capitalized terms used herein are defined in Article 1.
                                             ---------

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Purchaser wishes to purchase from Sellers and Sellers wishes to sell to Purchaser all of the Shares;

     WHEREAS, the parties desire that the sale of the Shares by Sellers and the purchase of the Shares by Purchaser, in consideration of which Purchaser shall deliver Consideration Shares to Sellers, be treated as a tax-free reorganization transaction under Section 368(a)(1)(B) of the Code;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1.  Definitions.  The following terms shall have the following
     -------------------------
meanings for the purposes of this Agreement:

     "Acquisition" means any acquisition, purchase, merger, other business combination or other single transaction or series of related transactions the result of which is a Change of Control of Purchaser; provided that the term "Acquisition" shall not include a Major Issuance.

     "Acquisition Price" means, in connection with an Acquisition, the Consideration actually paid in such Acquisition divided by the sum of (i) the number of shares of Common Stock acquired in the Acquisition and (ii) the number of shares of Common Stock into which other securities acquired in the Acquisition, if any, are convertible or exercisable.

     "Affiliate" means, with respect to any specified Person, (i) any other Person which, directly or indirectly, owns or Controls, is under common ownership or Control with, or is owned or Controlled by, such specified Person,
(ii) any other Person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, of the specified Person or a Person described in clause (i) of this paragraph, (iii) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (iv) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity, or (v) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative; provided that at any time after the Initial Closing Date, the Company, on the one hand, and Seller and its Affiliates (other than the Company), on the other hand, shall not be deemed to be Affiliates of each other.

     "Aggregate Option Amount" means, with respect to any determination of the Aggregate Purchase Price, the product of (a) the Option Amount (representing the aggregate number of shares of Common Stock issuable in respect of stock options to be granted by Purchaser at or prior to the Initial Closing to all existing holders of options to acquire shares of common stock of the Company), times (b) either (i) the Average Price (if the end of the Measurement Period shall be the relevant Trigger Event) or (ii) the average price per share of the Common Stock of Purchaser on a Fully-Diluted Basis determined on the basis of the Consideration paid in the Acquisition (if an Acquisition shall be the relevant Trigger Event).

     "Aggregate Purchase Price" means:

          (a) if the Market Capitalization equals or exceeds $13.5 billion, then the Aggregate Purchase Price shall be $1 billion less the Aggregate Option Amount, plus an additional $43.5 million for each additional $500 million by which the Market Capitalization exceeds $13.5 billion; provided that the Aggregate Purchase Price shall not exceed $2 billion less the Aggregate Option Amount; and

          (b) if the Market Capitalization equals or exceeds $25 billion, then the Aggregate Purchase Price shall be $2 billion less the Aggregate Option Amount. "Agreement" means this Agreement and Plan of Reorganization, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

     "Anti-Dilution Warrants" is defined in Section 5.6(b).
                                            -------------

     "Average Price" means the average of the ten highest Closing Prices of the Common Stock during the Measurement Period.

     "Benefit Plans" is defined in Section 3.16(b).
                                   ---------------

     "Business Day" means any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York, U.S.A. and Paris, France, generally are closed for business.

     "Cash Equivalent Investment" means, at any time:

          (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the French state or the United States government;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by a corporation (other than an Affiliate of the Company) organized under the laws of France or any state of the United States or of the District of Columbia and rated A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service, Inc. (or equivalent from another recognized rating agency); or

          (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by a reputable commercial banking institution that has a combined capital and surplus and undivided profits of not less than (EURO)1,000,000,000; or

          (d) any repurchase agreement entered into with a commercial banking institution of the stature referred to in clause (c) which:
                                               ----------

               (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c),
                                                     -----------         ---
          and

               (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution.

     "Cause" means, with respect to any Person employed (or, with respect to any such Person without an employment agreement, if any, engaged) by the Company, that such Person has (i) failed to perform duties relating to such Person's employment (or engagement, as aforesaid) which have been imposed pursuant to such Person's employment contract, applicable Law or any effective internal rule or procedure in any material respect or has committed any material breach (whether by one or several acts or omissions) of any such duty, and such failure is not cured within 30 days after notice thereof to such Person by the Company, or (ii) committed serious or persistent misconduct (whether or not referable to or in connection with employment) and such misconduct is not cured within 30 days after notice thereof to such Person by the Company, or has committed any serious criminal offence.

     "Closing Price" means, on any day on which the Common Stock is traded on the stock exchange(s) on which its is officially listed on the IPO Date, the per share price of such Common Stock at the close of such trading day.

     "Change of Control" shall mean a sale of all or substantially all of the assets of Purchaser or a merger or acquisition of Purchaser with, into or by any other corporation or corporations, in which the shareholders of Purchaser immediately prior to such transaction (other than any shareholder obtaining control) do not own a majority of the outstanding shares of the surviving entity or entities.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Common Stock" is defined in Section 4.4(a).
                                  --------------

     "Company" shall mean Algety Telecom S.A., a societe anonyme organized and existing under the Laws of France.

     "Computer System" is defined in Section 3.9.
                                     -----------

     "Confidential Information" means all confidential information concerning the providing party other than information that (i) is or has become ascertainable or obtainable from public or published information, (ii) is received from a third party not subject to any confidentiality obligation, (iii) was in the receiving party's possession prior to disclosure thereof, or (iv) was independently developed by such receiving party without reliance on the information of the providing party.

     "Consideration" means, in connection with an Acquisition, the total consideration actually paid by or on behalf of any acquiror or successor company for Purchaser on an enterprise basis, including any assumed indebtedness or obligations in connection with such Acquisition, and including the fair present value of any contingent consideration payable following the initial closing date therefor, determined by reference to the agreements governing such Acquisition.

     "Consideration Shares" is defined in Section 2.2(b); provided that for
                                          --------------
purposes hereof the term shall include both shares of Series I Preferred Stock and shares of Common Stock following the conversion of any thereof, as the case may be.

     "Constructively Terminated" means, with respect to any Founding Seller, that such Founding Seller (i) shall have died or become incapacitated by reason of ill-health for period of not less than six months during any period of twelve consecutive months (whether working days or not) or (ii) shall have resigned or terminated his or her employment (or, with respect to any such Founding Seller without an employment agreement, if any, engaged) on account of any of the following, which may occur at any time during such Founding Sellers' employment (or engagement, as aforesaid) with the Company, without such Founding Seller's consent (such consent not to be unreasonably withheld or delayed):

          (a) any material diminution in such Founding Seller's titles, duties, responsibilities or authority from those existing at the time of Purchaser's acquisition of the Shares;

          (b) any assignment to such Founding Seller for more than an interim period of responsibilities materially inconsistent with such Founding Seller's position;

          (c) any reduction in such Founding Seller's salary in effect on the date hereof or as the same may be increased during such Founding Seller's employment; or

          (d) any requirement by the Company or any successor that the location at which the Founding Seller is to perform the Founding Seller's principal duties for the Company or any successor be outside France.

     "Contract" means any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant or instrument, whether written or verbal, which is intended or purports to be binding and enforceable.

     "Control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Dispose" means any Disposition resulting from (i) the "disposal," "sale," "disposition," "conveyance," "exchange," any transaction or event having a similar result (including mergers, demergers and actions of third parties), or
(ii) the granting of, or the carrying out of any transaction or the occurrence of any event resulting in the granting of, a Lien, and expressions of similar import, and the expressions "Disposal" and "Disposition" shall be interpreted accordingly.

     "Dollars" or numbers preceded by the symbol "$" shall mean amounts in the currency of the United States of America."Euro" or numbers preceded by the symbol "(Euro)" amounts in the currency of the European Monetary Union.

     "Ending Date" is defined in Section 5.8(a).
                                 --------------

     "Environmental Law" means any Law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, and any other Law of any Governmental Authority having a similar subject matter.

     "Environmental Permit" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

     "Escrow" means the escrow under the Escrow Agreement.

     "Escrow Agent" means the bank or trust company selected by Purchaser to hold the Escrow.

     "Escrow Agreement" means the Escrow Agreement among Sellers, Purchaser and the Escrow Agent, to be dated on or before the Initial Closing Date, in the form attached hereto as Exhibit A.
                        ---------

     "Escrow Shares" is defined in Section 2.2(a).
                                   --------------

     "Existing Shareholders Agreement" means the Shareholders Agreement (Convention d'Actionnaires), dated March 24, 2000, among the shareholders of the Company.

     "Financial Statements" means:

          (a) the audited financial statements of the Company as of December 31, 1999 (including all notes thereto) which are set forth on Schedule 1.1,
                                                                   ------------
     consisting of the balance sheet at such date and the related statement of earnings and retained earnings and cash flows for the twelve month period then ended; and

          (b) the unaudited consolidated financial statements of the Company as of March 31, 2000, which are set forth on Schedule 1.1, consisting of the
                                               ------------
     balance sheet at such date and the related statement of earnings and retained earnings and cash flows for the period then ended.

     "Founding Sellers" is defined in Section 11.7(a).
                                      ---------------

     "Fully-Diluted Basis" means, as applied to the calculation of the number of shares of Common Stock outstanding at any time

          (a) prior to the occurrence of the IPO, after giving effect to (i) all shares of Common Stock outstanding at the time of determination, (ii) all shares of Common Stock issuable upon the exercise of any option, warrant or similar right to purchase Common Stock outstanding at the time of determination, and (iii) all shares of Common Stock issuable upon the conversion or exchange of any security convertible into or exchangeable for shares of Common Stock outstanding at the time of determination, and

          (b)  on and after the occurrence of the IPO, after giving effect to
     (i) all shares of Common Stock outstanding at the time of determination,
     (ii) all shares of Common Stock issuable upon the exercise of any option, warrant or similar right to purchase Common Stock outstanding at the time of determination and then exercisable at a per share price equal to or less than 110% of the average Closing Price of the Common Stock for the five trading days preceding such determination, and (iii) all shares of Common Stock issuable upon the conversion or exchange of any security convertible into or exchangeable for shares of Common Stock outstanding at the time of determination and then so convertible or exchangeable at a conversion or exchange price equal to or less than 110% of the average Closing Price of the Common Stock for the five trading days preceding such determination.

     "Founding Sellers' Representative" means (i) Thierry Georges and (ii) each other replacement representative appointed unanimously by the Founding Sellers to act on their behalf and notified in writing to Purchaser.

     "FTT Warrants" is defined in Section 5.6(c).
                                  --------------
     "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.

     "GAAP" means U.S. generally accepted accounting principles at the time in effect, consistently applied.

     "Governmental Authority" means the government of the Republic of France, the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any quasi-governmental entity established to perform such functions.

     "Hazardous Substance" means any material or substance which (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

     "Initial Closing" means the consummation of the transactions contemplated herein in accordance with Article 9.
                          ---------

     "Initial Closing Date" means the date on which the Initial Closing occurs or is to occur.

     "IP Warranties" means the representations and warranties given pursuant to
Section 3.12.
------------

     "IPO" means the initial public offering of the Common Stock.

     "IPO Date" means the first official trading date of the Common Stock on the stock exchange(s) on which it is listed following the IPO.

     "Indemnified Person" means the Person or Persons entitled to, or claiming a right to, indemnification under Article 13.
                                ----------

     "Indemnifying Person" means the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article 13.
                                                                    ----------

     "Intellectual Property" means any and all trademarks, tradenames, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, formulas and all other intangible assets, properties and rights. The "Company's Intellectual Property" shall mean any and all Intellectual Property used by the Company in the conduct of its business, other than commercially available off-the-shelf software licensed to the Company for internal use.

     "Interim Financial Statements" means any financial statements delivered to Purchaser pursuant to Section 5.11.
                         ------------

     "Investor Warrants" is defined in Section 5.6(a).
                                       --------------

     "Joinder Agreement" means an Amendment and Joinder to the Third Amended Investor Rights Agreement between Purchaser, Sellers, and the other parties to the Third Amended Investor Rights Agreement, to be dated on or before the Initial Closing Date, substantially in the form attached hereto as Exhibit B.
                                                                   ---------

     "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     "Lien" means any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

     "Loss" or "Losses" means any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including reasonable attorneys' fees and expenses and costs of investigation and litigation), and including (without duplication) any and all reasonable attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

     "Major Issuance" means a transaction or related series of transactions which are part of a common transaction in which Purchaser issues more than 50% of its Common Stock outstanding prior to such issuance.

     "Market Capitalization" means (i) if the Trigger Event is the completion of the Measurement Period following the IPO, Market Capitalization shall be the Average Price times the total number of shares of Common Stock outstanding on the last day of the Measurement Period on a Fully-Diluted Basis, and (ii) if the Trigger Event is the Acquisition, Market Capitalization shall be the enterprise value of Purchaser determined pursuant to the Consideration paid by the acquiror for Purchaser in connection therewith.

     "Material Adverse Change" means, with respect to any Person, a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of such Person which is materially adverse.

     "Material Adverse Effect" means, with respect to any Person, an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of such Person which is materially adverse.

     "Measurement Period" means the twenty trading-day period ending on the 90th day following the IPO Date; provided that if such 90th day is not a trading day, the Measurement Period shall end on the immediately following trading day.

     "Option Amount" means 290,872.

     "Permits" is defined in Section 3.14.
                             ------------

     "Person" shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, and an unincorporated organization.

     "Portion" means, with respect to any Seller and any amount, such amount multiplied by a fraction, the numerator of which is the number of Initial Consideration Shares received by such Seller at the Initial Closing and the denominator of which is the number of Initial Consideration Shares received by all Sellers at the Initial Closing.

     "Purchaser" is defined in the preamble.
                                   --------

     "Purchaser Election" is defined in the definition of "Second Closing Date" in this Section 1.1.
              -----------

     "Purchaser Indemnified Parties" means Purchaser and each of its Affiliates (including, after the Initial Closing, the Company), and their respective officers, directors, employees, agents and representatives, provided that in no event shall any Seller be deemed a Purchaser Indemnified Party.

     "Put Agreement" means a Put Agreement between Purchaser and Sellers, to be dated on or before the Initial Closing Date, substantially in the form attached hereto as Exhibit C.
                   ---------

     "Real Property Leases" is defined in Section 3.10(a).
                                          ---------------

     "Registration Statement" means, at any time, the Form S-1 Registration Statement relating to Purchaser at such time in effect, together with all exhibits, schedules and other attachments thereto.

     "Related Agreement" means any Contract which is or is to be entered into at the Initial Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

     "Required Consents" is defined in Section 7.1.
                                       -----------

     "Second Closing Date" means (i) if the Trigger Event is the completion of the Measurement Period following the IPO, the date which is 5 business days following the last day of the Measurement Period, (ii) if the Trigger Event is an Acquisition, the date on which the Acquisition is to close or such earlier date as the parties may mutually agree, (iii) if the Trigger Event is a Major Issuance, the date on which the Major Issuance is to close or such earlier date as the parties may mutually agree; provided that Purchaser may, by written notice to Sellers at any time (a "Purchaser Election"), designate any other date as the Second Closing Date which shall occur prior to the date provided in clauses (i), (ii) and (iii) above but
                                          -----------  ----     -----
not less than 10 nor more than 20 Business Days after the date of such notice.

     "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder, all as the same may from time to time be in effect.

     "Sellers" is defined in the preamble, and shall include any Person
                                 --------
becoming party to this Agreement as a Seller pursuant to Section 5.6.
                                                         -----------

     "Sellers' Representative" means (i) Ossama R. Hassanein and (ii) each other replacement representative appointed unanimously by Sellers to act on their behalf and notified in writing to Purchaser.

     "Series I Preferred Stock" means the series I preferred stock of Purchaser issued pursuant to the Thirteenth Amended Certificate.

     "Shares" means the all of the shares of capital stock, (EURO)10 par value per share, of the Company outstanding on the Initial Closing Date.

     "Share Equivalents" means all securities and other instruments with respect to which Shares are or may be issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of such securities or instruments, and all stock appreciation rights, phantom stock rights and other rights to acquire, or to receive or be paid amounts based on the market value (whether or not less any exercise, conversion or purchase price) of, the Shares.

     "Subsidiary" means, at any time, with respect to any Person (the "Subject Person"), (i) any Person of which either (x) more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by the Subject Person and one or more Subsidiaries of the Subject Person, or
(ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with applicable generally accepted accounting principles.

     "Tax" means any Taxes and the term "Taxes" shall mean all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, unemployment and similar taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

         "Tax Indemnification Period" is defined in Section 5.12(a).
                                                    ---------------

         "Tax Return" means any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

         "Tax Statute of Limitations Date" means the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

         "Tax Warranty" means a representation or warranty in Section 3.16 or
                                                              ------------
3.19.
----

         "Territory" is defined in Section 5.8(a).
                                   --------------

         "Third Amended Investor Rights Agreement" means that certain Third Amended Investor Rights Agreement, dated December 16, 1999, between Purchaser and the parties identified on the signature pages thereto.

         "Thirteenth Amended Certificate" means the Thirteenth Amended and Restated Certificate of Incorporation of Purchaser, the form of which is attached hereto as Exhibit D.
                   ---------

         "Title and Authorization Warranty" means a representation or warranty in Section 3.1, 3.2, 3.3, 3.4 or 3.7.
   -----------  ---  ---  ---    ---

     "Trigger Event" means either the completion of the Measurement Period following the IPO, an Acquisition, a Major Issuance or a Purchaser Election, the first of which shall occur.

         SECTION 1.2. Interpretation. The headings preceding the text of
         ---------------------------
Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms "hereunder", "hereof", "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, or clause of or Exhibit or Schedule to this

Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.


                                   ARTICLE 2

                          SALE AND PURCHASE OF SHARES

         SECTION 2.1. Sale and Purchase. Subject to the terms and conditions of
         ------------------------------
this Agreement, at the Initial Closing each Seller shall sell, transfer and deliver to Purchaser all of the Shares owned by such Seller, free and clear of all Liens, and Purchaser shall purchase, acquire and take delivery of all such Shares. The Shares acquired by Purchaser on the Initial Closing Date shall constitute all of the authorized and outstanding share capital of the Company at the time of such acquisition.

         SECTION 2.2.  Purchase Consideration.
         ------------------------------------

                  (a) On the Initial Closing Date, in consideration for the Shares, Purchaser shall deliver to each Seller a certificate representing the number of shares of Series I Preferred Stock set forth opposite such Seller's name on Schedule 2.2(a), under the column
                                        ---------------
         heading "Initial Consideration Shares" (the "Initial Consideration Shares"). Purchaser shall, concurrently therewith, deposit into the Escrow certificates representing the number of shares of Series I Preferred Stock set forth opposite such Seller's name on Schedule
                                                                  --------
         2.2(a) under the column heading "Escrow Shares" (the "Escrow Shares").
         ------
         The Escrow Shares shall be released to Sellers or Purchaser, as the case may be, pursuant to the terms of the Escrow Agreement.

                  (b) On the Second Closing Date:

                           (i) in the event that the Trigger Event is the
                  completion of the Measurement Period following the IPO, Purchaser shall deliver to each Seller a certificate representing such Seller's Portion of a number of shares of Common Stock, if any, which, when added to the Common Stock received by Sellers following conversion of the Initial Consideration Shares (the "Converted Initial Consideration Shares") equals the Aggregate Purchase Price divided by the Average Price; provided that, if the Market Capitalization is less than $13.5 billion, then on the Second Closing Date Purchaser shall deliver to each Seller a certificate representing such Seller's Portion of a number of shares of Common Stock such that, such shares together with the Converted Initial Consideration Shares equals 7.4% of Purchaser's Common Stock on a Fully-Diluted Basis following such issuance on the Second Closing Date less the Option Amount;

                           (ii) in the event that the Trigger Event is the
                  Acquisition of Purchaser by a publicly listed company and the Series I Preferred Stock has converted to Common Stock, Purchaser shall deliver to each Seller a certificate representing such Seller's Portion of a number of shares of Common Stock on the Second Closing Date, if any, which, when added to the Common Stock then held by Sellers, equals the Aggregate Purchase Price divided by the Acquisition Price; provided that, if the Market Capitalization is less than $13.5 billion, then on the Second Closing Date Purchaser shall deliver to each Seller a certificate representing such Seller's Portion of a number of shares of Common Stock which, when added to the Converted Initial Consideration Shares, equals 7.4% of Purchaser's Common Stock on a Fully-Diluted Basis following such issuance less the Option Amount;

                           (iii) in the event that the Trigger Event is the
                  Acquisition of Purchaser by a publicly listed company and the Series I Preferred Stock has not converted to Common Stock, Purchaser shall deliver to each Seller a certificate representing such Seller's Portion of a number of shares of Series I Preferred Stock on the Second Closing Date, if any, which, when added to the Series I Preferred Stock then held by Sellers, entitles Sellers to obtain upon conversion a number of Shares of Common Stock equal to the Aggregate Purchase Price divided by the Acquisition Price; provided that, if the Market Capitalization is less than $13.5 billion, then on the Second Closing Date Purchaser shall deliver to each Seller a certificate representing such Seller's Portion of a number of shares of Series I Preferred Stock which, when added to the Initial Consideration Shares, entitles Sellers to obtain upon conversion 7.4% of Purchaser's Common Stock on a Fully-Diluted Basis following such issuance less the Option Amount.

                           (iv) In the event that the Trigger Event is (w) an
                  Acquisition by a company which is not publicly listed, (x) a Major Issuance or (y) a Purchaser Election and in any such case the Series I Preferred Stock has converted to Common Stock, Purchaser shall deliver to each Seller a certificate representing such Seller's Portion of a number of shares of Common Stock, if any, which, when added to the Converted Initial Consideration Shares, equals 8.0% of Purchaser's Common Stock on a Fully-Diluted Basis following such issuance less the Option Amount (but prior to giving effect to any issuance of Common Stock in connection with such Trigger Event); and

                           (v) In the event that the Trigger Event is (w) an
                  Acquisition by a company which is not publicly listed, (x) a Major Issuance or (y) a Purchaser Election and in any case the Series I Preferred Stock has not converted to Common Stock, Purchaser shall deliver to each Seller a certificate representing such Seller's Portion of a number of shares of Series I Preferred Stock, if any, which, when added to the Initial Consideration Shares, entitles Sellers to obtain upon conversion 8.0% of Purchaser's Common Stock on a Fully-Diluted Basis following such issuance less the Option Amount (but prior to giving effect to any issuance of Common Stock in connection with such Trigger Event)

         (as the case may be, the "Additional Consideration Shares" and, together with the Escrow Shares, and the Initial Consideration Shares or the Converted Initial Consideration Shares, as the case may be, the "Consideration Shares").


                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF SELLER

         Each Seller (with respect to itself and Sections 3.1(a) and (c),
                                                 ---------------     ---
3.2(a), 3.3, 3.4(d), 3.23, 3.26, 3.28 and 3.29 only) and each Founding Seller
------  ---  ------  ----  ----  ----     ----
(with respect to the entirety of this Section 3) represents and warrants to
                                      ---------
Purchaser, as of the date of this Agreement and as of the Initial Closing Date (as if such representations and warranties were remade on the Initial Closing
Date), except for representations and warranties that speak of a specific date or time other than the Initial Closing Date, which only need be true and correct as of such date or time, as follows:

         SECTION 3.1.  Due Incorporation, etc.; Subsidiaries.
         ---------------------------------------------------

                  (a) Such Seller, if a corporation, partnership or other legal entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with all requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and the board of directors and shareholders (or similar governing body and owners, as the case may be) of such Seller, as applicable, have duly authorized such Seller's execution, delivery and performance of this Agreement. Such Seller, if an individual, is a person of sound mind and legal age with all requisite legal capacity, power and authority to carry on his or her current activities as currently conducted, to enter into this Agreement and to carry out the transactions contemplated hereby.

                  (b) The Company is duly organized, validly existing and in good standing as a societe anonyme under the laws of France, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. The Company is licensed or qualified to do business and is in good standing in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification.

                  (c) The jurisdiction in which each Seller, if a corporation, partnership or other legal entity, is incorporated or formed, and the jurisdiction in which the Company is incorporated and licensed or qualified to do business, are set forth on Schedule 3.1. Except as
                                                    ------------
         provided in Schedule 3.1 and for Cash Equivalent Investments, the
                     ------------
         Company has no direct or indirect Subsidiaries, either wholly or partially owned, and the Company does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person.

         SECTION 3.2.  Due Authorization.
         -------------------------------

                  (a) Each Seller has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller of this Agreement and its Related Agreements have, prior to the date hereof, been duly and validly approved by each of such Seller's board of directors and shareholders (or similar governing body and owners, as the case may be) and the board of directors and shareholders of the Company, as applicable, and, after giving effect to the actions provided in Section 5.6, no other
                                                        -----------
         actions or proceedings on the part of such Seller are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Each Seller has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Initial Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of each Seller and each Seller's Related Agreements upon execution and delivery by such Seller will constitute legal, valid and binding obligations of such Seller, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

                  (b) The Company has full power and authority to enter into its Related Agreements and to consummate the transactions contemplated thereby. The execution, delivery and performance by the Company of its Related Agreements have been duly and validly approved by the board of directors of the Company, and no other actions or proceedings on the part of the Company are necessary to authorize its Related Agreements and the transactions contemplated thereby. The Company has duly and validly executed and delivered (or prior to or at the Initial Closing will duly and validly execute and deliver) its Related Agreements. The Related Agreements of the Company constitute (or upon execution will constitute) legal, valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         SECTION 3.3.  Consents and Approvals; No Conflicts, etc.
         -------------------------------------------------------

                  (a) Except for the consents set forth on Schedule 3.3, no
                                                           ------------
         consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by any Seller of this Agreement and the execution, delivery and performance by any Seller and the Company of their respective Related Agreements or the consummation of the transactions contemplated hereby or thereby.

                  (b) Except as set forth on Schedule 3.3, the execution,
                                             ------------
         delivery and performance by each Seller of this Agreement and the execution, delivery and performance by each Seller and the Company of their respective Related Agreements do not and will not (i) violate any Law applicable to such Seller or the Company or any of their respective properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of such Seller or the Company under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which such Seller or the Company is a party or by which any thereof or any of their respective assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of such Seller or the Company or indebtedness secured by any of the assets or properties of any thereof; or (iv) violate or conflict with any provision of any of the articles of incorporation, bylaws or similar organizational instruments of such Seller or the Company.

         SECTION 3.4.  Capitalization.
         ----------------------------

                  (a) On the date hereof, the authorized capital stock of the Company consists of 301,237 shares of common stock, (U)10 par value per share, all of which are currently issued and outstanding. After giving effect to the actions described in Section 5.6, on the Initial Closing
                                            -----------
         Date the authorized capital stock of the Company will consist of 422,237 shares of common stock, (U)10 par value per share, all of which will following such actions be issued and outstanding. All of the Shares (i) are validly issued, fully paid and nonassessable, (ii) are, and when issued were, free of preemptive rights, and (iii) are owned (legally and beneficially) by Sellers, free and clear of any and all Liens. There are no shares of capital stock of the Company held in the treasury of the Company and, except as set forth on Schedule 3.4, no
                                                             ------------
         shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

                  (b) After giving effect to the actions described in Section
                                                                      -------
         5.6, there are no shares of capital stock or other securities (whether
         ---
         or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating any Seller or the Company, or obligating any Seller or any of its Affiliates to cause the Company, in either case to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock or other securities (whether or not such securities have voting rights) of the Company.

                  (c) Except as set forth on Schedule 3.4, after giving effect
                                             ------------
         to the actions described in Section 5.6 there are no outstanding
                                     -----------
         contractual obligations of any Seller or the Company which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of the Company or the management or operation of the Company. Except for

         Sellers' rights as holders of Shares and except for employee benefit plans or bonus arrangements disclosed pursuant to Section 3.16, no
                                                           ------------
         Person or Governmental Authority has any right to participate in, or receive any payment based on any amount relating to, the revenue, income, value or net worth of the Company or any component or portion thereof, or any increase or decrease in any of the foregoing (other than Taxes payable to Governmental Authorities pursuant to applicable
         Law).

                  (d) The assignments, endorsements, stock powers and other instruments of transfer delivered by Sellers to Purchaser at the Initial Closing will be sufficient to transfer Sellers' entire interest, legal and beneficial, in the Shares. On the date hereof each Seller has good and marketable title to all of the Shares and Share
         Equivalents identified on Schedule 3.4(a) identified opposite such
                                   ---------------
         Seller's name therein, and on the Initial Closing Date (and after giving effect to the actions to be taken in Section 5.6) each Seller
                                                     ------------
         will have good and marketable title to all of the Shares identified on
         Schedule 3.4(b) identified opposite such Seller's name therein. Each
         ---------------
         Seller has, and on the Initial Closing Date will have, full power and authority to convey good and marketable title to all of the Shares owned by such Seller, and upon transfer to Purchaser of such Shares pursuant to Section 9.2(a) against payment of the consideration
                     --------------
         therefor required pursuant hereto, Purchaser will receive good and marketable title to such Shares, free and clear of all Liens.

         SECTION 3.5.  Financial Statements; No Undisclosed Liabilities.
         --------------------------------------------------------------

                  (a) The Financial Statements present fairly the financial position, assets and liabilities of the Company as of the date thereof and the revenues, expenses, results of operations and cash flows of the Company for the period covered thereby and changes in financial position of the Company as of the date and for the period covered thereby, in each case in conformity with GAAP applied consistently during such periods in accordance with the past accounting practices of the Company, subject (in the case only of any unaudited financial statements included in the Financial Statements) to normal year-end audit adjustments required by the independent auditors of the Company in conformance with GAAP. The Financial Statements are in accordance with the books and records of the Company, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                  (b) The Financial Statements, including the notes thereto, make, to the extent required by GAAP, full and adequate disclosure of, and provision for, all material obligations and liabilities of the Company as of the date thereof. The Company has no liabilities, debts, claims or obligations (including "off-balance sheet" liabilities, debts, claims or obligations), whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) as set forth on the Financial Statements, (ii) trade payables and accrued expenses incurred in the ordinary course of business since the date of the Financial Statements, and (iii) as set forth on Schedule 3.5.
                                                             ------------

         SECTION 3.6. No Adverse Effects or Changes. Except as set forth on
         ------------------------------------------
Schedule 3.6, since December 31, 1999, the Company has conducted its business
------------
and operations in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule
                                                                       --------
3.6, since December 31, 1999, the Company has not:
---
                  (a) suffered any Material Adverse Effect;

                  (b) suffered any material damage, destruction or Loss to any of its assets or properties not fully covered by insurance;

                  (c) incurred any obligation or entered into any Contract which either (i) required a payment by any party in excess of, or a series of payments which in the aggregate exceed, (U)50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of (U)50,000, or (ii) has a term of, or requires the performance of any obligations by the Company over a period in excess of, six months and is not terminable at the Company's election without penalty or payment on less than 30 days' notice;

                  (d) taken any action, or entered into or authorized any Contract or transaction other than in the ordinary course of business and consistent with past practice;

                  (e) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice (for the avoidance of doubt, this clause (e) shall not include
                                           ----------
         temporary transfers by the Company of its products to interchange carriers for testing purposes));

                  (f) waived, released or cancelled any claims against third parties or debts owing to it, or any rights which have any value, in any case in an amount in excess of (U)50,000;

                  (g) made any changes in its accounting systems, policies, principles or practices;

                  (h) entered into, authorized, or permitted any transaction with any Seller or any Affiliate of any Seller;

                  (i) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amended any of the terms of any such securities;

                  (j) split, combined, or reclassified any shares of its capital stock, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeemed or otherwise acquired any securities of the Company;

                  (k) made any borrowing, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person or Governmental Authority, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice);

                  (l) made any loans, advances or capital contributions to, or investments in, any other Person or Governmental Authority;

                  (m) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increased in any material respect the compensation or fringe benefits of any director, officer, consultant or employee or paid any benefit not required by any existing plan and arrangement or entered into any material contract, agreement, commitment or arrangement to do any of the foregoing;

                  (n) except for capital expenditures contemplated by clause
         (o), acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Company or any Subsidiary;

                  (o) authorized or made any capital expenditures which individually or in the aggregate are in excess of (U)50,000;

                  (p) made any Tax election or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

                  (q) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company or any of its directors, officers, employees or agents; or

                  (r) terminated, modified, amended or otherwise altered or changed in any material respect any of the terms or provisions of any Contract, or paid any amount not required by Law or by any Contract in an amount in excess of (U)50,000.

         SECTION 3.7. Title to Properties. Except as set forth on Schedule 3.7,
         --------------------------------                         ------------
the Company has good and valid record (where applicable) and marketable title to, and is the lawful owner of, all of the tangible assets and intangible assets (other than Intellectual Property), properties and rights used in connection with its business and all of the tangible and intangible assets, properties and rights reflected in the Financial Statements or Schedule 3.10 or 3.11 (other
                                                -------------    ----
than assets leased
under the leases set forth in Schedule 3.10 or 3.11 and assets disposed of in
                              -------------    ----
the ordinary course of business since the date of such Financial Statements), free and clear of any Lien.

         SECTION 3.8. Condition and Sufficiency of Assets. Except as set forth
         ------------------------------------------------
on Schedule 3.8, all of the tangible assets and properties of the Company,
   ------------
whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than such defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. Immediately after the Initial Closing, the Company shall own or have a continuing right to use and/or employ all the assets, properties, rights, key personnel, processes and ability which are required for or currently used in connection with the operation of its business as it is presently conducted.

         SECTION 3.9. Computer System. Except as set forth on Schedule 3.9, all
         ----------------------------                         ------------
computer hardware and software and related materials used by the Company in its business (herein collectively referred to as the "Computer System") are in good working order and condition, and the Company has not experienced any significant defects in design, workmanship or material, and the Computer System has the performance capabilities, characteristics and functions necessary to the conduct of the business and operations of the Company. The use of the Computer System by the Company (including any software modifications) (i) has not violated or infringed upon and will not violate or infringe upon the rights of any third parties (provided that this clause (i) shall not extend to violations or
                            ----------
infringements of commercially available off-the-shelf hardware and software which are implicit in such software generally and are not attributable to the Company's use thereof) and (ii) has not resulted and will not result in the termination of any maintenance, service or support agreement relating to any part of the Computer System or any reduction in the services provided to the Company, warranties available to the Company or rights of the Company thereunder which might be material. The Company has full and adequate user and service documentation for the Computer System (which, in the case of commercially available off-the-shelf software consists solely of documentation provided by the vendors thereof).

         SECTION 3.10.  Real Property.
         ----------------------------

                  (a) Schedule 3.10 sets forth true, accurate, complete legal
                      -------------
         descriptions of all of the real estate used by the Company under real property leases (the "Real Property Leases"). The Company owns no real estate directly ("Real Property"). The land subject to the Real Property Leases constitutes all of the land used by the Company in the conduct of its business. The Company has delivered to Purchaser true, accurate and complete copies of the Real Property Leases, together with copies of all reports (if any) of any engineers, environmental consultants or other consultants in its possession relating to any of the land subject to a Real Property Lease.

                  (b) The activities carried on in all buildings, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at, the land subject to a Real Property Lease, are not in violation of, or in conflict with, any applicable zoning, environmental or health regulations or ordinance or any other similar Law. Except as set forth on Schedule 3.10, no asbestos, asbestos-
                                         -------------
     containing materials, PCB compounds or other pollutants, contaminants or Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, or are otherwise located on, any portion of the land subject to a Real Property Lease.

          (c) All of the Real Property Leases are in full force and effect, valid and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies. None of the Real Property Leases have been amended or modified except as set forth on Schedule 3.10.
                                                          -------------

          (d) The Company has not received any notice of any, and there exists no, dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a material default under any Real Property Lease. All rent and other amounts due and payable with respect to the Real Property Leases have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the Real Property Leases on or prior to the Initial Closing Date will have been paid prior to the Initial Closing Date.

          (e) All lessors under the Real Property Leases have consented or prior to the Initial Closing will have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement or the Related Agreements without requiring modification in the rights or obligations thereunder. Except as set forth on Schedule 3.10,
                                                              -------------
     none of the Real Property Leases are expected to expire or terminate during the year following the Initial Closing Date. Except as set forth on
     Schedule 3.10, there are no communications (oral or written) from the
     -------------
     landlord or any of its agents or representatives with respect to any Real Property Lease indicating that such landlord would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases that would not be material.

     SECTION 3.11.  Personal Property. Schedule 3.11 sets forth a true, accurate
     --------------------------------  -------------
and complete list of all of the tangible personal property used by the Company and the Subsidiaries in their respective businesses having an original acquisition cost of (EURO)50,000 or more, other than items acquired by the Company in the ordinary course of business from the date hereof through the Initial Closing Date (and the Company will identify in writing to Purchaser, prior to the Initial Closing, each item so acquired having an original acquisition cost of (EURO)50,000 or more). Schedule 3.11 also sets forth a true,
                                           -------------
accurate and complete list of all leases of personal property binding upon the Company or any of its assets or properties, and all items of personal property covered thereby. All of such tangible personal property is presently utilized by the Company in the ordinary course of business. The Company has delivered to Purchaser true, accurate and complete copies of all such personal property leases.

     SECTION 3.12.  Intellectual Property. Schedule 3.12 sets forth a true,
     ------------------------------------  -------------
accurate and complete list of all of the Company's Intellectual Property. Except as set forth on Schedule 3.12:
                -------------

          (a) all of the Company's Intellectual Property is owned by the Company free and clear of all Liens, and is not subject to any license, royalty or other agreement, and the Company has not granted any license or agreed to pay or receive any royalty in respect of any of the Company's Intellectual Property;

          (b) none of the Company's Intellectual Property has been or is the subject of any pending or threatened litigation or claim of infringement;

          (c) no license or royalty agreement to which the Company is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened;

          (d) the products and services produced and sold and/or being developed for production and sale by the Company, any process, method, part, design, material or other Intellectual Property it employs, and the marketing and use by the Company of any such product, service or Intellectual Property, in each case do not infringe any Intellectual Property or confidential or proprietary rights of another Person or Governmental Authority, and the Company has not received any notice contesting its right to use any such Intellectual Property; and

          (e) the Company owns or possesses adequate and continuing rights in and to all Intellectual Property necessary to conduct its business as presently conducted.

     SECTION 3.13.  Contracts.  Schedule 3.13 sets forth a true, accurate and
     ------------------------   -------------
complete list of all Contracts and arrangements of the following types to which the Company is a party or by which it is bound, or to which any of its assets or properties is subject:

          (a)  any collective bargaining agreement;

          (b) any Contract or arrangement of any kind with any employee, officer or director of the Company or any of the Affiliates of such individuals, or any Contract or other arrangement of any kind with any Seller or any Affiliate of any Seller;

          (c) any Contract or arrangement with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

          (d) any Contract or arrangement of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of (EURO)50,000;

          (e) any Contract pursuant to which the Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

          (f) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other Contract relating to the borrowing of funds, an extension of credit or financing;

          (g) any Contract involving a partnership, joint venture or other cooperative undertaking;

          (h) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company;

          (i) any power of attorney or agency agreement with any Person or Governmental Authority pursuant to which such Person or Governmental Authority is granted the authority to act for or on behalf of the Company, or the Company is granted the authority to act for or on behalf of any Person or Governmental Authority;

          (j) any Contract relating to the Computer System (other than the documentation referred to in the last sentence of Section 3.9;
                                                       -----------

          (k) any Contract for which the full performance thereof may extend beyond 60 days from the date of this Agreement, unless the Company may elect to terminate such Contract without penalty or payment on not more than 30 days' notice;

          (l) any Contract not made in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement;

          (m) any Contract, whether or not fully performed, relating to any acquisition or disposition of the Company or any predecessor in interest of the Company, or any acquisition or disposition of any subsidiary, division, line of business, or real property; and

          (n)  any Contract not specified above that is material to the Company.

     The Company has delivered to Purchaser true, accurate and complete copies of each document set forth on Schedule 3.13, and a written description of each
                              -------------
oral arrangement so listed. Except as set forth on Schedule 3.13, all such
                                                   -------------
Contracts and arrangements have been entered into by the Company in the ordinary course of business and are on terms that are no less favorable to the Company than the terms which could be obtained from an unrelated third party and, if cancelled at any time, would not have a Material Adverse Effect.

     SECTION 3.14.  Permits. Schedule 3.14 sets forth a true, accurate and
     ----------------------  -------------
complete list of all licenses, certificates, permits, variances, interim permits, permit applications, approvals, franchises, rights, code approvals and private product approvals (collectively, "Permits") held by the Company. All such Permits are in full force and effect and will not be affected by the sale of the Shares to Purchaser hereunder. Except for the Permits set forth on
Schedule 3.14, there are no Permits which are necessary for the lawful operation
-------------
of the respective businesses of the Company.

     SECTION 3.15.  Insurance.
     ------------------------

          (a)  Schedule 3.15 sets forth a true, accurate and complete list of
          ------------------
     all policies of fire, liability, workmen's compensation, title and other forms of insurance owned, held by or applicable to the Company (and its business and assets), and the Company has heretofore delivered to Purchaser a true, accurate and complete copy of all such policies, including all occurrence-based policies applicable to the Company (and its business and assets) for all periods prior to the Initial Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Initial Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which the Company is a party, and are valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance which are appropriate for the business of the Company as presently conducted. Except as set forth on Schedule 3.15 the Company has not been refused any
                     -------------
     insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three years.

          (b)  Schedule 3.15 sets forth a true, accurate and complete list of
          ------------------
     all claims which have been made by the Company within the past three years under any workmen's compensation, general liability, property or other insurance policy applicable to the Company or any of their respective properties. Except as set forth on Schedule 3.15, there are no pending or
                                        -------------
     (to such Seller's knowledge) threatened claims under any insurance policy. Such claim information includes the following information with respect to each accident, loss, or other event: (i) the identity of the claimant; (ii) the date of the occurrence; (iii) the status as of the report date and (iv) the amounts paid or expected to be paid or recovered.

     SECTION 3.16.  Employee Benefit Plans and Employment Agreements.
     ---------------------------------------------------------------

          (a)  Except as set forth on Schedule 3.16, the Company is not a party
                                      -------------
     to or participates in or has any liability or contingent liability with respect to:

                 (i) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization pro-gram or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, or

                 (ii)  any employment agreement.

          (b) A true, accurate and complete copy of each of the plans, arrangements, and agreements set forth on Schedule 3.16 (collectively, the
                                               -------------
     "Benefit Plans"), and all Contracts relating thereto, or to the funding thereof, including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record-keeping agreements, each as in effect on the date hereof, has been supplied to Purchaser. In the case of any Benefit Plan which is not in written form, Purchaser has been supplied with a true, accurate and complete description of such Benefit Plan, as in effect on the date hereof. A true, accurate and complete copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements and summary plan description with respect to each such Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradeable) held with respect to any funded Benefit Plan has been supplied to Purchaser, and there have been no material changes in the financial condition of the respective Benefit Plans from that stated in the annual reports and actuarial reports supplied.

          (c)  As to all Benefit Plans:

                 (i) All Benefit Plans comply and have been administered in form and in operation in all material respects with all requirements of Law applicable thereto, and there has been no notice issued by any Governmental Authority questioning or challenging such compliance.

                 (ii) There are no material actions, suits, or claims (other than routine claims for benefits) pending or (to such Seller's knowledge) threatened involving such Benefit Plans or the assets thereof, and no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits).

                 (iii) Actuarially adequate accruals for all obligations under the Benefit Plans are reflected in the Financial Statements and such obligations include a pro rata amount of the contributions and premiums which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the Initial Closing Date.

     SECTION 3.17.  Employment and Labor Matters.
     -------------------------------------------

          (a)  Schedule 3.17 sets forth a true, accurate and complete list of
               -------------
     the names, titles, annual compensation and all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years for all directors, officers and employees of the Company who have an annual base salary of (U)50,000 or more. The Company has and currently is conducting its business in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and non-discrimination in employment.

          (b)  Except as set forth on Schedule 3.17, the relationships of the
                                      -------------
     Company with its employees are good and there is no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or (to such Seller's knowledge) threatened against or involving the Company. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement between the Company and its employees is pending and no claim therefor has been asserted. Except as set forth on Schedule 3.17,
                                                                 -------------
     none of the employees of the Company is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made or during the past three years has been made to organize any employees of the Company to form or enter a labor union or similar organization.

     SECTION 3.18.  Capital Improvements. Schedule 3.18 sets forth a true,
     -----------------------------------  -------------
accurate and complete list of all of the capital improvements or purchases or other capital expenditures to which the Company has committed or for which it has contracted with a value exceeding (EURO)50,000 and which in any event have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases.

     SECTION 3.19.  Taxes.
     --------------------

          (a) The amounts provided as a liability on the Financial Statements for all Taxes are adequate to cover all unpaid liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Initial Closing Date or to any years and periods prior thereto and for which the Company may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person or Governmental Authority. The Company has not incurred any Tax liabilities other than in the ordinary course of business for any taxable year for which the applicable statute of limitations has not expired; there are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon the properties or assets of the Company. The Company has not granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes.

          (b) All income, corporation and other Tax Returns have been filed for the Company, and all other filings in respect of Taxes have been made for the Company for all periods through and including the Initial Closing Date as required by applicable Law. All Taxes shown as due on all such Tax Returns and other filings have been paid. Each such Tax Return and filing is true, accurate and complete and the Company does not and will not have any additional liability for Taxes with respect to any Tax Return or other filing heretofore filed or which was required by Law to be filed, other than as reflected as liabilities on the Financial Statements. None of the Tax Returns or other filings that include the operations of the Company has ever been audited or investigated by any Governmental Authority, and no facts exist which would constitute grounds for the assessment of any additional Taxes by any Governmental Authority with respect to the taxable years covered in such Tax Returns and filings. No material issues have been raised in any examination by any Governmental Authority with respect to the businesses and operations of the Company which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. All Taxes which the Company is required by Law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose. All information returns required to be filed by the Company prior to the Initial Closing Date have been filed, and all statements required to be furnished to payees by the Company prior to the Initial Closing Date have been furnished to such payees, and the information set forth on such information returns and statements is true, accurate and complete.

          (c) The Company is not a party to or is otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss in a taxable period ending on or before the Initial Closing Date, and a corresponding recognition of taxable income or gain in a taxable period ending after the Initial Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain in a taxable period ending after the Initial Closing Date without the receipt of or entitlement to a corresponding amount of cash.

          (d) The Company is not subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for tax purposes.

          (e) The Company is not a party to any tax sharing or profit and loss allocation agreement.

          (f) The basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of the Company are correct and in compliance with applicable Law.

     SECTION 3.20.  No Defaults or Violations.  Except as set forth on
     ----------------------------------------
Schedule 3.20:
-------------

          (a) The Company has not breached any provision of, nor is it in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it is bound, and to such Seller's knowledge no other party to any such Contract has breached such Contract or is in default thereunder.

          (b) The Company and all of its properties and assets are in compliance in all material respects with, and no violation exists under, any and all Laws applicable to the Company and to such properties and assets.

          (c) No notice from any Governmental Authority has been received by the Company claiming any violation in any material respect of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty in any case in excess of (EURO)50,000.

     SECTION 3.21.  Environmental Matters. The business and operations of the
     ------------------------------------
Company comply in all material respects with all Environmental Laws in effect as of the date hereof and applicable to the Company and/or its properties and assets, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a material violation of or give rise to any Lien under any Environmental Law. The Company is in possession of all Environmental Permits required for the conduct or operation of its businesses (or any part thereof), other than such Permits the absence of which is not material, and is in material compliance with all of the requirements and limitations included in such Environmental Permits. There are no, and the Company has not used or stored any, Hazardous Substances in, on, or at any of the properties or facilities of the Company, and to such Seller's knowledge no Hazardous Substances have been used in the construction or repair of, or any alterations or additions to, any of the properties or facilities of the Company. The Company has not received any notice from any Governmental Authority or any Person that any aspect of the business, operations or facilities of the Company is in violation in any material respect of any Environmental Law or Environmental Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location. The Company is not subject to any pending or (to such Seller's knowledge) threatened litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of any Environmental Law. No condition has existed or event has occurred with respect to any property that was at any time owned or leased or used by the Company that in any case could, with or without notice, passage of time or both, give rise to any present or future material liability of the Company pursuant to any Environmental Law.

     SECTION 3.22.  Litigation.
     -------------------------

          (a) There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to each Seller's knowledge after due inquiry, threatened against or affecting the Company or any of its officers, directors, employees, agents or stockholders thereof in their capacity as such, or any of the properties or businesses of the Company, and no Seller is aware of any facts or circumstances which may give rise to any of the foregoing. The Company is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. The Company has not entered into any agreement to settle or compromise any proceeding pending or threatened against it.

          (b) There are no claims, actions, suits, proceedings pending or, to each Seller's knowledge after due inquiry, threatened, and there are no investigations pending or threatened to each Seller's knowledge after due inquiry, in any case by or against any Seller or the Company with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and no Seller has reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

     SECTION 3.23.  No Conflict of Interest. Except as set forth on Schedule
     --------------------------------------                         --------
3.23, neither any Seller nor any of its Affiliates (a) has or claims to have any
----
direct or indirect interest in any tangible or intangible property used in the business of the Company, except in the case of a Seller as holder of Shares, or
(b) has any Contract or arrangement with, or does business or is involved in any way with, the Company.

     SECTION 3.24.  Claims Against Officers and Directors. There are no
     ----------------------------------------------------
pending or (to such Seller's knowledge) threatened claims against any director, officer, employee or agent of the Company or any other Person or Governmental Authority which could give rise to any claim for indemnification against the Company.

     SECTION 3.25.  Due Diligence Materials. The Company has provided to
     --------------------------------------
Purchaser or its representatives all documents of the character and type described in the Due Diligence Request of Purchaser dated April 12, 2000, and there are no documents in the possession of any Seller, the Company, or any of their respective agents or representatives of a character or type described in such request which have not been so provided to Purchaser.

     SECTION 3.26.  No Other Agreement. After giving effect to the actions
     ---------------------------------
provided in Section 5.6, no Seller has any Contract or arrangement with respect
            -----------
to the sale or other disposition of Shares, except as set forth in this Agreement. Except as provided in Section 5.6, there are no agreements or
                                 -----------
Contracts between the Company and any of the Company's shareholders or among the Company's shareholders which in any way affect any shareholder's ability or right freely to alienate or vote its Shares (other than, if any, restrictions designed to provide compliance with securities laws).

     SECTION 3.27.  No Dividend or Distribution. The Company has not declared
     ------------------------------------------
or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock.

     SECTION 3.28.  Brokers. Neither the Company nor any Seller has used any
     ----------------------
broker or finder in connection with the transactions contemplated hereby, and neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by such Seller or the Company in connection with any of the transactions contemplated by this Agreement.

     SECTION 3.29.  Accuracy of Statements.  Neither this Agreement nor any
     -------------------------------------
schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of any Seller or the Company to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to each Seller, as of the date of this Agreement and as of the Initial Closing Date (as if such representations and warranties were remade on the Initial Closing Date), except for representations and warranties that speak of a specific date or time other than the Initial Closing Date, which only need be true and correct as of such date or time, as follows:

     SECTION 4.1.   Due Incorporation. Purchaser is a corporation duly
     --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

     SECTION 4.2.   Due Authorization. Purchaser has full power and authority
     --------------------------------
to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and its Related Agreements have been duly and validly approved by the board of directors of Purchaser and by the stockholders of Purchaser, and no other actions or proceedings on the part of Purchaser are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Initial Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of Purchaser and Purchaser's Related Agreements upon execution and delivery by Purchaser will constitute legal, valid and binding obligations of Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

     SECTION 4.3.   Consents and Approvals; No Conflicts, etc.
     --------------------------------------------------------

          (a) Except for the Required Consents, no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Purchaser of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby.

          (b)  Except as set forth on Schedule 4.3, the execution, delivery and
                                      ------------
     performance by Purchaser of this Agreement and its Related Agreements do not and will not (i) violate any Law applicable to Purchaser or any of its properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Purchaser under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Purchaser or indebtedness secured by any of its assets or properties; or (iv) violate or conflict with any provision of Purchaser's articles of incorporation or bylaws (or similar organizational instruments).

     SECTION 4.4.  Capitalization.
     ----------------------------

          (a) After the filing of the Thirteenth Amended Certificate with the Secretary of State of the State of Delaware, the authorized capital stock of Purchaser shall be 112,197,166 shares consisting of (i) 91,532,560 shares of common stock, $0.01 par value per share, of Purchaser (the "Common Stock"), 15,344,669 of which are issued and outstanding on the date hereof, and (ii) 20,664,606 shares of Preferred Stock, (A) 1,550,000 of which are designated as Series A Preferred Stock and all of which are issued and outstanding, (B) 6,685,931 of which are designated as Series B Preferred Stock and 6,328,955 of which are issued and outstanding, (C) 3,270,819 of which are designated as Series C Preferred Stock and 3,122,979 of which are issued and outstanding, (D) 273,314 of which are designated as Series D Preferred Stock and all of which are issued and outstanding, (E) 641,121 of which are designated as Series E Preferred Stock and none of which are issued and outstanding, (F) 1,946,906 of which are designated as Series F Preferred Stock and 1,898,406 of which are issued and outstanding,
     (G) 573,989 of which are designated as Series G Preferred Stock and 292,825 of which are issued and outstanding, (H) 3,186,710 of which are designated as Series H Preferred Stock and 2,686,233 of which are issued and outstanding, and (I) 2,535,816 of which are designated as Series I Preferred Stock up to all of which are to be issued to Sellers pursuant hereto. All such issued and outstanding shares have been duly authorized and validly issued, fully paid and nonassessable.

          (b) As of April 1, 2000, 5,091,756 shares of Common Stock are issuable upon exercise of outstanding stock options under Purchaser's 1997 Stock Option Plan and 1,163,575 additional shares of Common Stock are available for future grant, 2,397,870 shares of Common Stock are issuable pursuant to warrants, 356,976 shares of Series B Preferred Stock are issuable upon exercise of outstanding warrants, 147,840 shares of Series C Preferred stock are issuable upon exercise of outstanding warrants, 641,121 shares of Series E Preferred Stock are issuable upon exercise of outstanding warrants,

     281,162 shares of Series G Preferred Stock are issuable upon exercise of outstanding warrants, and 496,710 shares of Series H Preferred Stock are issuable upon exercise of outstanding warrants.

          (c)  Other than as set forth in clauses (a) and (b), there are no
                                          -----------     ---
     other outstanding rights, options, warrants, pre-emptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company nor are there any commitments to issue or execute any such rights, options, warrants, pre-emptive rights or rights of first refusal.

     SECTION 4.5.  Issuance of Consideration Shares. The Consideration Shares
     ----------------------------------------------
that are being delivered to Sellers hereunder, when issued and delivered in accordance herewith in consideration for the Shares, will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Except as set forth on Schedule
                                                                     --------
4.5, the issuance by Purchaser of the Consideration Shares will not result in
---
the issuance of shares or other securities of Purchaser or give rise to rights to acquire any such shares or securities under any other Contract.

     SECTION 4.6.  Brokers. Purchaser has used no broker or finder in
     ---------------------
connection with the transactions contemplated hereby, and no Seller nor any Affiliate of any Seller has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Purchaser in connection with any of the transactions contemplated by this Agreement.

     SECTION 4.7.  Initial Public Offering. Purchaser currently intends to
     -------------------------------------
file the Registration Statement with the Securities and Exchange Commission and, upon the effectiveness thereof in accordance with the Securities Act, currently intends to offer shares of Common Stock to the public pursuant thereto. On the date hereof, the investment bankers advising Purchaser on the IPO support Purchaser's current intention to go forward with the IPO. On the date hereof, the version of the Registration Statement then existing does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

     SECTION 4.8.  Other Transactions. On the date hereof, Purchaser is not
     --------------------------------
in active and substantive discussions with any third party involving (i) an Acquisition of Purchaser (ii) Purchaser's acquisition of any other business or entity, or (iii) issuances by Purchaser of any of its securities, other than (w) the IPO, (x) in connection with the exercise or conversion of currently outstanding warrants, options and other convertible securities, and (z) the issuance of further employee stock options and the issuance of Common Stock pursuant thereto.

     SECTION 4.9.  Accuracy of Statements. Neither this Agreement, nor any
     ------------------------------------
schedule, exhibit, statement, list, document, certificate or other information (other than the Registration Statement, with respect to which no representation or warranty is given pursuant to this Section
                                      -------

4.9) furnished or to be furnished by or on behalf of Purchaser to any Seller or
----
any representative or Affiliate of any Seller in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE 5

                             COVENANTS OF SELLERS

     Each Seller agrees to perform each of the following covenants, for the period from the date hereof until the Initial Closing (unless otherwise specified herein, in which case for such other specified period):

     SECTION 5.1.  Implementing Agreement. Subject to the terms and conditions
     ------------------------------------
hereof, each Seller shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use its best efforts to facilitate the consummation of the transactions contemplated hereby. Except as otherwise expressly permitted hereby, each Seller agrees that it will not take any action which would have the effect of preventing or impairing Sellers' performance of their respective obligations under this Agreement.

     SECTION 5.2.   Consents and Approvals. Each Seller shall use its best
     -------------------------------------
efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby, including all such consents and approvals by each party to any of the Contracts set forth on
Schedule 3.13; provided that no contact will be made by any Seller (or any
-------------
representative of any Seller) with any third party to obtain any such consent or approval except in accordance with a plan previously agreed to by Purchaser. Each Seller shall, and shall cause the Company to, make all filings, applications, statements and reports to all Governmental Authorities and Persons which are required to be made prior to the Initial Closing Date by or on behalf of any Seller, the Company or any of their respective Affiliates pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby, including expedited submission of all materials required by any Governmental Authority in connection with such filings.

     SECTION 5.3.  Preservation of Business.
     --------------------------------------

          (a) Until the Initial Closing, each Seller shall use best efforts (and shall vote as a shareholder and, as applicable, a director of the Company) to cause the Company to incur and pay expenses and otherwise operate only in the usual, regular and ordinary course and in a manner consistent with past practice, and each Seller shall use its best efforts to (i) preserve intact the present business organization and personnel of the Company, (ii) preserve the good will and advantageous relationships of the Company with customers, suppliers, independent contractors, employees and other Persons and Governmental Authorities material to the operation of their respective businesses, (iii) prevent any event which could have a Material Adverse Effect, and (iv) not permit any action or omission which would cause any of the representations or warranties of any Seller contained herein to become inaccurate or any of the covenants of any Seller to be breached.

          (b)  Without limiting the generality of clause (a), until the Initial
                                                  ----------
     Closing, except as set forth on Schedule 5.3 or as provided in Section 5.6
                                     ------------                   -----------
     or with the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed), no Seller will permit the Company to:

                 (i) incur any obligation or enter into any Contract which either (x) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, (EURO)50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of (EURO)50,000, or (y) has a term of, or requires the performance of any obligations by the Company over a period in excess of, six months, unless the Company may elect to terminate such Contract without penalty or payment on not more than 30 days' notice,

                 (ii) take any action, or enter into or authorize any material Contract or transaction, other than in the ordinary course of business and consistent with past practice,

                 (iii) do any act or omit to do any act, or permit any act or omission to act, which would cause a material breach of any of the Contracts set forth on Schedule 3.13 or any other Contract or
                                 -------------
          obligation the breach of which could have a Material Adverse Effect,

                 (iv) sell, lease, abandon, transfer, convey, assign or otherwise dispose of any of its material assets or properties, except sales of inventory in the ordinary course of business,

                 (v) suffer or permit the creation of any Lien over any of its assets or properties other than in the ordinary course of business and consistent with past practice,

                 (vi) waive, release or cancel any material claims against third parties or debts owing to it, or any rights which have any value,

                 (vii) make any changes in its accounting systems, policies, principles or practices,

                 (viii) enter into, authorize, or permit any transaction with any Seller or any Affiliate of any Seller,

                 (ix)    except pursuant to Contracts listed on Schedule 3.13,
                                                                -------------
          authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of the Company, or amend any of the terms of any such capital stock or other securities,

                 (x) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any capital stock or other securities of the Company,

                (xi) make any borrowing, incur any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person or Governmental Authority, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice),

                 (xii) make any loans, advances or capital contributions to, or investments in, any other Person or Governmental Authority,

                 (xiii) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, consultant or employee, or increase in any manner the compensation or fringe benefits of any director, officer, consultant or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing,

                 (xiv)   except for capital expenditures contemplated by clause
          (xv), acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to the Company,

                 (xv) authorize or make any capital expenditures which individually or in the aggregate are in excess of (EURO)50,000,

                 (xvi) make any Tax election or settle or compromise any income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes,

                 (xvii) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company or any of its directors, officers, employees or agents, or

                 (xviii) terminate, rescind, modify, amend or otherwise alter or change any of the terms or provisions of any Contract, pay any amount not required by Law or by any Contract, or reduce, discount, waive or forego any material payment or right thereunder, or agree to any compromise or settlement with respect thereto.

          (c)  Without limiting the generality of clause (a), until the Initial
                                                  ----------
     Closing, except as set forth on Schedule 5.3, each Seller shall use best
                                     ------------
     efforts to cause the Company to:

                 (i) maintain its books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with the Financial Statements and past practices,

                 (ii) continue to carry its existing or reasonably comparable insurance through the Initial Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist, and

                 (iii) duly comply with all Laws applicable to their respective businesses and operations.

     SECTION 5.4.  Access to Information and Facilities.  Each Seller shall
     --------------------------------------------------
use best efforts to cause the Company to give Purchaser and Purchaser's representatives reasonable access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of the Company, and shall, and shall use best efforts to cause the Company to, make the officers and employees of such Seller and the Company available to Purchaser and its representatives as Purchaser and its representatives shall from time to time reasonably request. Purchaser and its representatives will be furnished with any and all information concerning the Company which Purchaser or its representatives reasonably request. In addition, Purchaser shall be provided with access to the Company's Intellectual Property so that Purchaser can continue to investigate the accuracy of the IP Warranties.

     SECTION 5.5.  Preservation of Shares. Each Seller agrees that it will
     ------------------------------------
not sell the Shares to any Person or Governmental Authority other than Purchaser (or an Affiliate of Purchaser) and will not create a Lien over any of the Shares.

     SECTION 5.6.  Share Equivalents. Each Seller shall procure that, on or
     -------------------------------
prior to the Initial Closing Date, all rights and benefits of all Persons whatsoever with respect to Share Equivalents shall either be fully and finally paid or otherwise satisfied or discharged, or shall be terminated and of no further force and effect, including (a) the warrants to acquire 81,211 Shares held by certain Sellers in the event the Company meets certain performance milestones (the "Investor Warrants"), (b) the warrants to acquire 81,211 Shares held by certain Sellers to prevent dilution of their existing shareholdings in the Company (the "Anti-Dilution Warrants"), (c) the warrants to acquire 24,450 Shares held by France Telecom Technologie S.A. (the "FTT Warrants"), and (d) all stock options held by employees of the Company. In the event that, as the result of the foregoing sentence, any Person who has not executed this Agreement as a Seller becomes a holder of Shares, each Seller shall procure that such Person promptly executes a counterpart of this Agreement and thereby become a "Seller" hereunder. Without limiting the generality of the foregoing, each Seller, by its execution of this Agreement, hereby agrees to the following:

          (a) each Seller holding any of the Investor Warrants shall exercise the Investor Warrants and make all payments owing to the Company with respect thereto at or prior to the Initial Closing;

          (b) the Anti-Dilution Warrants shall be terminated and of no further force and effect as of the Initial Closing without further act by any Person;

          (c) the holder of the FTT Warrants shall exercise the FTT Warrants at or prior to the Initial Closing;

          (d) each other warrant held by such Seller convertible into Shares or any other security of the Company shall, unless converted on or prior to the Initial Closing, be without further act extinguished and terminated,

          (e) each option held by such Seller exercisable for Shares or any other security of the Company shall, unless exercised on or prior to the Initial Closing, be without further act extinguished and terminated,

          (f) any and all shareholder agreements between one or more shareholders of the Company (including the Existing Shareholders Agreement), whether or not the Company is also a party thereto, shall as at the Initial Closing be without further act terminated and of no further force and effect.

     SECTION 5.7.  Supplemental Information. From time to time prior to the
     --------------------------------------
Initial Closing, each Seller will promptly disclose in writing to Purchaser any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Purchaser or which would render inaccurate any of the representations, warranties or statements set forth in Article 3 hereof. No information provided to Purchaser pursuant to this
         ---------
Section 5.7 shall be deemed to cure any breach of any representation, warranty
-----------
or covenant made in this Agreement or in any Related Agreement.

     SECTION 5.8.  Non-Competition.
     -----------------------------

          (a) Except as Purchaser may expressly agree in writing, each Founding Seller agrees that, from and after the date of this Agreement until the later of (i) three years after the Initial Closing Date and (ii) one year after the date on which the employment of such Founding Seller by the Company terminates (the later of such dates being referred to herein as the "Ending Date"), such Founding Seller shall not, nor shall it permit any of its directors, officers or employees to, directly or indirectly to:

                 (i) except as an officer or employee of the Company, engage in, control, advise, manage, serve as a director, officer, or employee of, act as a consultant to, receive any economic benefit from or exert any influence upon, any business which conducts activities in the Territory (as hereinafter defined) similar to those conducted by the Company;

                 (ii) except in connection with any duties as an officer or employee of the Company, solicit, divert or attempt to solicit or divert any party who is, was, or was solicited to become, a customer or supplier of the Company at any time prior to the Initial Closing Date (other than with respect to goods and services which are not at such time used by the Company and are not goods and services at such time offered by the Company to its customers);

                 (iii) employ, solicit for employment or encourage to leave their employment, any person who was during the two-year period prior to such employment, solicitation or encouragement or is an officer or employee of the Company;

                 (iv) invest in any Person conducting one or more of the activities conducted by the Company within the Territory, other than Passive Investments;

                 (v) avail itself of any business opportunity which is related to the activities conducted by the Company, which came to its attention prior to the Ending Date and which the Company reasonably intends to pursue for itself;

                 (vi) disturb, or attempt to disturb, any business relationship between any third party and the Company; or

                 (vii) make any statement to any third party, including the press or media, likely to result in adverse publicity for the Company (provided that this clause (a)(vii) shall not apply to statements
                              ---------------
          required to be made pursuant to applicable Law and which are accurate).

     For purposes of this Section 5.8, the term "directly or indirectly" shall
                          -----------
     include acts or omissions as proprietor, partner, joint venturer, employer, salesman, agent, employee, officer, director, lender or consultant of, or owner of any interest in, any Person, the term "Territory" shall mean the countries of the European Union, North America and all other countries in which the Company has transacted business prior to the Initial Closing Date, and the term "Passive Investment" shall mean a passive portfolio investment in a publicly-traded company not involving board or management representation (or comparable rights) in an amount of not more than 2% of the total capital stock of the company involved.

          (b) In the event of actual or threatened breach of the provisions of this Section 5.8, Purchaser, in addition to any other remedies available to
          -----------
     it for such breach or threatened breach, including the recovery of damages, shall be entitled to an injunction restraining each Founding Seller from such conduct.

          (c) In the event that any Founding Seller engages in any activity prohibited by this Section 5.8, such Founding Seller shall be obligated to
                        -----------
     pay Purchaser an amount of liquidated damages equal to (EURO)50,000 per occurrence.

          (d)  If at any time any of the provisions of this Section 5.8 shall be
                                                            -----------
     determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this Section 5.8 shall be considered divisible (with the other provisions
          -----------
     to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and each Seller expressly agrees that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

          (e)  The provisions of this Section 5.8 shall be in addition to, and
                                      -----------
     not in limitation of, any other provisions contained in any other agreement restricting competition by Sellers, including any Employment Agreement between the Company and such Seller.

     SECTION 5.9.  Confidentiality. No Seller shall, and each Seller shall
     -----------------------------
procure that its Affiliates do not, directly or indirectly, disclose or use for their own benefit or for the benefit of any other Person or Governmental Authority (other than the Company or an Affiliate of the Company), any Confidential Information. Each Seller agrees that upon the request of the Company on or after the Initial Closing Date, it will immediately deliver to the Company all papers, books, manuals, lists, correspondence and documents containing or relating to the

Confidential Information, together with all copies thereof, other than such materials as shall be necessary to permit Seller to prepare its tax returns and financial statements.

     SECTION 5.10. Exclusivity. No Seller nor any of their respective
     -------------------------
directors, officers, employees, representatives, agents or Affiliates shall, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any Person or Governmental Authority (other than Purchaser and its directors, officers, employees, representatives and agents) concerning (a) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving the Company or any business or division of the Company, or (b) any purchase or other acquisition by any Person or Governmental Authority of any of the Shares, or (c) any sale or issuance by the Company of any shares of its capital stock. Each Seller will promptly advise Purchaser of, and communicate to Purchaser the terms and conditions of (and the identity of the Person or Governmental Authority making), any such inquiry or proposal received.

     SECTION 5.11. Interim Financial Statements. Sellers agree to use best
     ------------------------------------------
efforts to cause the Company to provide to Purchaser as soon as practicable after the end of each calendar month prior to the Initial Closing Date financial statements of the Company, consisting of a balance sheet as of the end of such month and an income statement and statement of cash flows for that month and for the portion of the year then ended. Each set of Interim Financial Statements, when delivered to Purchaser, shall be accompanied by a certificate of the chief financial officer of the Company in substantially the form set forth on Schedule
                                                                        --------
5.11.
----

     SECTION 5.12. Tax Indemnity.
     ---------------------------

          (a) For purposes of this Agreement, "Tax Indemnification Period" means the period (including all prior taxable years) ending on and including the Initial Closing Date. For any taxable year of the Company that does not end on, and would otherwise extend beyond, the Initial Closing Date, there shall be a deemed short taxable year ending on and including such date and a second deemed short taxable year beginning on and including the day after such date. For purposes of allocating gross income and deductions between deemed short taxable years, all amounts of income and deduction shall be deemed to have accrued pro rata during the actual taxable years of the Company, except for items of income or loss arising from an extraordinary event, which shall be reflected in the period in which such event occurred.

          (b) Each Seller agrees to indemnify the Purchaser Indemnified Parties against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any and all Taxes that have become due and payable during, or which have accrued with respect to the Company for, any period included in the Tax Indemnification Period and that have not been paid prior to the Initial Closing Date or reserved on the Financial Statements. Any Taxes attributable to the operations of the Company payable as a result of an audit of any Tax

         Return shall be deemed to have accrued in the period to which such Taxes are attributable.

         SECTION 5.13. Termination of Certain Agreements. Effective as of the
         -----------------------------------------------
Initial Closing, without any cost to the Company, each Seller shall cause the Company to terminate, rescind, cancel and render void and of no effect the Contracts set forth on Schedule 5.13. Except as set forth on Schedule 5.13, each
                       --------------                        -------------
Seller agrees that effective as of the Initial Closing, all rights of such Seller to indemnification by the Company (whether by Contract, Law or otherwise) are terminated, void, of no effect and unenforceable by such Seller.

         SECTION 5.14. Certain Liabilities. Except as set forth on Schedule
         ---------------------------------                         --------
5.14, effective as of the Initial Closing Date, each Seller shall forgive and
----
discharge the Company from any and all liabilities and obligations owing by the Company to such Seller or any Affiliate of such Seller.

         SECTION 5.15. Reorganization Representations. Each Seller agrees, and
         --------------------------------------------
agrees to use best efforts to cause the Company, to give customary and reasonable representations in order to permit counsel to Sellers to deliver the opinion referred to in Section 9.2(h) and counsel to Purchaser to deliver the
                       --------------
opinion referred to in Section 9.3(j).
                       --------------

         SECTION 5.16. Execution of Documentation. Each Seller agrees to cause
         ----------------------------------------
its duly authorized representative or attorney-in-fact to execute and deliver, on or prior to the Initial Closing (a) each of the Escrow Agreement, the Joinder Agreement and the share transfer form (ordre de mouvements de valeurs mobilieres) referred to in Section 9.2(a), (b) the Put Agreement to the extent
                           --------------
such Seller is a party thereto, and (c) such other Relevant Agreements necessary or appropriate for such Seller to enter into in order to complete the sale to Purchaser of the Shares on the terms set forth herein on the Initial Closing Date.

         SECTION 5.17. Conversion of Company Shares. Each Seller agrees that the
         ------------------------------------------
deadline by which the Company must convert certain ordinary Shares into preferred Shares pursuant to paragraph 5.1 of the Existing Shareholders Agreement, is hereby extended to the date which is 90 days after the termination of Agreement. In consideration of the Company's agreement to the foregoing (as set forth in a writing delivered to Sellers by the Company concurrently with their execution of this Agreement), Sellers further agree that they shall not convert their ordinary Shares into preferred Shares until after the termination of this Agreement. In the event that the Initial Closing occurs (rather than the occurrence of the termination of this Agreement as referred to above), Sellers shall sell and transfer to Purchaser their ordinary Shares as already provided herein.

         SECTION 5.18. Use of Name. From and after the Initial Closing Date, no
         -------------------------
Seller or any of its Affiliates will, directly or indirectly, except as an officer or employee of the Company, use in any manner any trade name, trademark, service mark or logo used by the Company or any word or logo that is similar in sound or appearance.

         SECTION 5.19. Tax Matters. Each Seller shall use best efforts to cause
         -------------------------
the Company to make available to Purchaser such records as Purchaser may require for the preparation of any

Tax Returns or other similar reports or forms required to be filed by Purchaser and such records as Purchaser may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar report or form.


                                   ARTICLE 6

                            COVENANTS OF PURCHASER

         Purchaser agrees to perform each of the following covenants, for the period from the date hereof until the Initial Closing (unless otherwise specified herein, in which case for such other specified period):

         SECTION 6.1. Implementing Agreement. Subject to the terms and
         -----------------------------------
conditions hereof, Purchaser shall take all action required of it to fulfill its obligations under this Agreement and shall use its best efforts to facilitate the consummation of the transactions contemplated hereby.

         SECTION 6.2. Consents and Approvals. Purchaser shall use its best
         -----------------------------------
efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby. Purchaser shall make all filings, applications, statements and reports to all Governmental Authorities and Persons which are required to be made prior to the Initial Closing Date by or on behalf of Purchaser or any of its Affiliates pursuant to any applicable Law or Contract in connection with this Agreement and the transactions contemplated hereby, including expedited submission of all materials required by any Governmental Authority in connection with such filings.

         SECTION 6.3. Reorganization Representations. Purchaser agrees to give
         -------------------------------------------
customary and reasonable representations in order to permit counsel to Sellers to deliver the opinion referred to in Section 9.2(h) and counsel to Purchaser to
                                      --------------
deliver the opinion referred to in Section 9.3(j).
                                   --------------

         SECTION 6.4. Public Offering Status. Purchaser agrees to keep Sellers
         -----------------------------------
advised of all material developments regarding the filing of the Registration Statement, the proposed issuance of Common Stock to the public, and any other transactions material to Purchaser's consummation of the transactions contemplated hereby with respect to which Purchaser is engaged in active and substantive discussions. Purchaser shall promptly make available to Sellers drafts of the Registration Statement as they are prepared. Purchaser will use best efforts to provide to Sellers reasonable access to Purchaser's lead investment bankers involved in the IPO.

         SECTION 6.5. Continuity.  Purchaser confirms its current intention to
         ------------------------
continue to use the Algety name in conjunction with Purchaser's names and trademarks in France following the Initial Closing.

         SECTION 6.6. Filing. Purchaser agrees to file this Agreement with the
         -------------------
appropriate French authorities as required by Article 726 of the French Tax Code (Code Generale des

Impots). The fees payable in connection with such filing shall be paid as provided in Section 14.1.
            -------------

         SECTION 6.7.  Tax Matters. Purchaser shall make available to each
         -------------------------
Seller such records as such Seller may require for the preparation of any Tax Returns or other similar reports or forms required to be filed by such Seller and such records as such Seller may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar report or form.

         SECTION 6.8.  Stock Option Plan. Purchaser hereby confirms that it
         -------------------------------
shall invite employees of the Company (whether in the date hereof or hereafter) to participate in Purchaser's stock options programs from time to time in effect on the terms thereof on an equivalent basis as if such employees were employees of Purchaser.

         SECTION 6.9.  Assistance to Obtain Financing For Relevant Taxes.
         ---------------------------------------------------------------
Purchaser agrees to make all reasonable efforts to assist the Sellers party to the Put Agreement to obtain financing from independent third parties for the purpose of paying such Seller's Relevant Taxes (as defined in the Put Agreement); provided that the undertaking set forth in this Section 6.8 shall
                                                            -----------
not require Purchaser to provide any guarantee or other support or security for or concerning such financing.

         SECTION 6.10. Employment Agreements. Purchaser agrees to make all
         -----------------------------------
reasonable best efforts to reach agreement with the Company and certain key employees of the Company regarding the terms of employment agreements to be entered into by the Company and such key employees on or prior to the Initial Closing.

         SECTION 6.11. Issuance of Additional Preferred Shares. Purchaser shall
         -----------------------------------------------------
ensure that, at all relevant times, there shall be sufficient authorized and unissued shares of Series I Preferred Stock to accommodate the issuance of all Consideration Shares that are to be issued under this Agreement.


                                   ARTICLE 7

                             CONDITIONS PRECEDENT
                          TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser under Article 2 of this Agreement are
                                            ---------
subject to the satisfaction or waiver by Purchaser of the following conditions precedent on or before the Initial Closing Date:

         SECTION 7.1. Consents and Approvals. Purchaser shall have received
         -----------------------------------
written evidence satisfactory to it that (a) all consents and approvals required for the consummation of the transactions contemplated hereby, the ownership by Purchaser of the Company, and the operation of the Company of its business, have in each case been obtained, and (b) all required filings have been made (all of the foregoing consents, approvals and filings, including those set forth on
Schedule 4.3, are referred to collectively herein as the "Required Consents").
------------

         SECTION 7.2. Warranties True as of Both Present Date and Initial
         ----------------------------------------------------------------
Closing Date. The representations and warranties of Sellers contained herein and
------------
in their Related Agreements shall have been true, accurate and correct on and as of the date of this Agreement, and shall also be true, accurate and correct on and as of the Initial Closing Date with the same force and effect as though made by Sellers on and as of the Initial Closing Date.

         SECTION 7.3. Compliance with Agreements and Covenants. Sellers shall
         -----------------------------------------------------
have performed and complied with all of their respective covenants, obligations and agreements contained in this Agreement and in their Related Agreements to be performed and complied with by them on or prior to the Initial Closing Date.

         SECTION 7.4. Documents.  Purchaser shall have received all of the
         ----------------------
agreements, documents and items specified in Section 9.2.
                                             -----------

         SECTION 7.5. Opinion.  Purchaser shall have received an opinion, dated
         ---------------------
the Initial Closing Date, of Mayer, Brown & Platt, special U.S. federal tax counsel for Purchaser, to the effect set forth on Exhibit E.
                                                  ---------

         SECTION 7.6. No Material Adverse Change. No Material Adverse Change
         ---------------------------------------
with respect to the Company shall have occurred and no event shall have occurred which is reasonably likely to have a Material Adverse Effect with respect to the Company.

         SECTION 7.7. Actions or Proceedings. No action or proceeding by any
         -----------------------------------
Governmental Authority or Person shall have been instituted or threatened which
(a) seeks to enjoin, restrain or prohibit, or seeks substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby or any integration of the operations of the Company with those of Purchaser and its Affiliates.


                                    ARTICLE 8

                             CONDITIONS PRECEDENT
                           TO OBLIGATIONS OF SELLERS

         The obligations of Sellers under Article 2 of this Agreement are
                                          ---------
subject to the satisfaction or waiver by Sellers of the following conditions precedent on or before the Initial Closing Date:

         SECTION 8.1. Warranties True as of Both Present Date and Initial
         ----------------------------------------------------------------
Closing Date. The representations and warranties of Purchaser contained herein
------------
and in its Related Agreements shall have been true, accurate and correct on and as of the date of this Agreement, and shall also be true, accurate and correct on and as of the Initial Closing Date with the same force and effect as though made by Purchaser on and as of the Initial Closing Date.

         SECTION 8.2. Compliance with Agreements and Covenants. Purchaser shall
         -----------------------------------------------------
have performed and complied with all of its covenants, obligations and agreements contained in this

Agreement and in its Related Agreements to be performed and complied with by it on or prior to the Initial Closing Date.

         SECTION 8.3. Documents.  Sellers shall have received all of the
         ----------------------
agreements, documents and items specified in Section 9.3.
                                             -----------

         SECTION 8.4. Opinion.  Sellers shall have received an opinion, dated
         ---------------------
the Initial Closing Date, of Mintz Levin Cohn Ferris Glovsky and Popeo PC, special U.S. federal tax counsel for Sellers, to the effect noted on Exhibit F.
                                                                     ---------

         SECTION 8.5. No Material Adverse Change. No Material Adverse Change
         ---------------------------------------
with respect to Purchaser shall have occurred and no event shall have occurred which is reasonably likely to have a Material Adverse Effect with respect to Purchaser.

         SECTION 8.6. Actions or Proceedings. No action or proceeding by any
         -----------------------------------
Governmental Authority or Person shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or seeks substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.


                                   ARTICLE 9

                                INITIAL CLOSING

         SECTION 9.1. Initial Closing. The Initial Closing shall take place at
         ----------------------------
the offices of Mayer, Brown & Platt, 1909 K Street, N.W., Washington, D.C. 20006-1101 at 10:00 a.m. on the latest of: (a) September 30, 2000, (b) five Business Days after the satisfaction or waiver of the conditions precedent set forth in Section 7.1 and (c) such later date to which the parties hereto shall
         -----------
agree (but in no event later than December 31, 2000). The Initial Closing, and all transactions to occur at the Initial Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Initial Closing Date.

         SECTION 9.2. Deliveries by Sellers. At the Initial Closing, in addition
         ----------------------------------
to any other documents or agreements required under this Agreement, Sellers shall deliver or shall cause to be delivered to Purchaser the following:

               (a) Each of (i) the original shareholders register (register des mouvements de titres), duly stamped and initialed by the clerk of the commercial court, evidencing that Purchaser has become owner of legal and beneficial title to all of the Shares as of the Initial Closing, (ii) each shareholder file (fiche d'actionnaires) identifying each shareholder of the Company since its formation, including Purchaser as legal and beneficial owner of all of the Shares as of the Initial Closing, and (iii) the share transfer form (ordre de mouvements de valeurs mobilieres) signed by each of each Seller and the chief executive officer (President) of the Company;

               (b) evidence, in form and substance satisfactory to Purchaser, that all consents set forth on Schedule 3.3 have been obtained;
                                        ------------

               (c) the Escrow Agreement duly executed by Sellers and the Escrow Agent;

               (d) letter of each of France Telecom S.A. and France Telecom Technologie S.A. consenting to the sale of the Company to Purchaser pursuant hereto and such other matters as Purchaser shall reasonably require, all for purposes of (i) that certain contract, dated May 19, 1999, between France Telecom S.A. and the Company, and (ii) that certain contract, dated May 19, 1999, between France Telecom Technologie S.A. and the Company;


               (e) letters to each of the employees of the Company listed on
         Schedule 9.2(e), signed by each such employee, prior to the date
         ---------------
         hereof, confirming such employees' (i) acceptance of the grant to such employees as of the Initial Closing Date of stock options with respect to the number of shares of Common Stock listed across from such employees name on such schedule and (ii) agreement that existing stock options of such employees in respect of Shares are, conditional upon the occurrence of the Initial Closing, extinguished;

               (f) certified copies of the resignations of all of the existing directors of the Company other than Mr. Thierry Georges, effective upon the Initial Closing

               (g) a certified copy of the resolutions adopted by the general meeting of shareholders of the Company appointing as directors of the Company two persons nominated by Purchaser in writing to the Company not less than three Business Days prior to such meeting;

               (h) a certificate dated the Initial Closing Date of an executive officer of each Seller certifying as to the compliance by such Seller with Sections 7.2 and 7.3;
              ------------     ---

               (i) a certificate of an authorized representative of each Seller and the Company certifying as to (A) excerpts from the official registries (if any) of the applicable Governmental Authorities in the jurisdictions of organization of such Person, (B) the Fundamental Documents (if any) of such Person, (C) resolutions (if any) of the board of directors and/or the shareholders of such Person passed prior to the date hereof required to authorize such Person's execution, delivery and performance of its obligations under this Agreement and its Related Agreements, and (D) the incumbency and specimen signatures of the signatory representatives of such Person;

               (j) an opinion, dated the Initial Closing Date, of Mintz Levin Cohn Ferris Glovsky and Popeo PC, special U.S. and Delaware counsel for Sellers and the Company, in form and substance satisfactory to Purchaser and to the effect noted on Exhibit G;
                                              ---------

               (k) an opinion, dated the Initial Closing Date, of Poitrinal & Associes, special French counsel for Sellers and the Company, in form and substance satisfactory to Purchaser and to the effect noted on Exhibit H; and
         ---------

               (l) such other documents and instruments as Purchaser may reasonably request.

         SECTION 9.3. Deliveries by Purchaser. At the Initial Closing, in
         ------------------------------------
addition to any other documents or agreements required under this Agreement, Purchaser shall deliver to Sellers the following:

               (a) certificates representing the Initial Consideration Shares;

               (b) the Escrow Agreement duly executed by Purchaser and the Escrow Agent, together with evidence satisfactory to Sellers that the Escrow Shares have been delivered to the Escrow Agent;

               (c) the Joinder Agreement duly executed by Purchaser and each other party to the Third Amended Investor Rights Agreement;

               (d) the Put Agreement duly executed by Purchaser;

               (e) letters, each signed by Purchaser prior to the date hereof, addressed to each of the employees of the Company listed on Schedule
                                                                     --------
         9.2(e) confirming the grant to such employees, conditional upon the
         ------
         occurrence of the Initial Closing, of stock options with respect to the number of shares of Common Stock listed across from such employees name on such schedule;

               (f) a certificate, dated the Initial Closing Date, of an executive officer of Purchaser, certifying as to compliance by Purchaser with Sections 8.1 and 8.2;
                        ------------     ----

               (g) a certificate of an authorized representative of Purchaser certifying as to (A) the long-form certificate of incorporation of Purchaser certified by the Secretary of State of the State of Delaware,
         (B) the bylaws of Purchaser, (C) resolutions of the board of directors and shareholders of Purchaser authorizing Purchaser's execution, delivery and performance of its obligations under this Agreement and its Related Agreements, and (D) the incumbency and specimen signatures of the signatory representatives of Purchaser; and

               (h) An opinion, dated the Initial Closing Date, of Mayer, Brown & Platt, special U.S. and Delaware counsel for Purchaser, in form and substance satisfactory to Sellers and to the effect set forth on
         Exhibit I; and
         ---------

               (i) such other documents and instruments as Sellers may reasonably request.

                                  ARTICLE 10

                                SECOND CLOSING

         SECTION 10.1. Second Closing. The Second Closing shall take place at
         ----------------------------
the offices of Mayer, Brown & Platt, 1909 K Street, N.W., Washington, D.C. 20006-1101 at 10:00 a.m. on the Second Closing Date or such other date mutually agreed to by the parties. The Second Closing, and all transactions to occur at the Second Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Second Closing Date.

         SECTION 10.2.  Deliveries.  On the Second Closing Date, Purchaser
         -------------------------
shall deliver to Sellers certificates representing the Additional Consideration Shares.


                                  ARTICLE 11

                          INVESTMENT AND DISPOSITION

         SECTION 11.1. Investment Representations. Each Seller represents and
         ----------------------------------------
warrants to Purchaser, as of the date of this Agreement and as of the Initial Closing Date (as if such representations and warranties were remade on the Initial Closing Date), as follows:

               (a) Such Seller is experienced in evaluating start-up companies such as Purchaser, and has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of such Seller's prospective investment in Purchaser, and has the ability to bear the economic risks of such investment.

               (b) Such Seller is acquiring the Consideration Shares for investment for such Seller's own account and not with a view to, or for resale in connection with, any distribution thereof.

               (c) Such Seller understands that the Consideration Shares have not been registered under the Securities Act or applicable state securities laws by reason of a specific exemption therefrom which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third person with respect to any of the Consideration Shares. Such Seller understands and acknowledges that the offering of the Consideration Shares will not be registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder are exempt from the registration requirements of the Securities Act.

               (d) Such Seller acknowledges that the Consideration Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Seller covenants that, in the absence of an effective registration statement covering the Consideration Shares, such Seller will sell, transfer, or otherwise dispose of the Consideration Shares only in an manner consistent with such Seller's representations and covenants set forth in this Section 11.
                                                         -----------

               (e) Such Seller understands that no public market now exists for any of the securities issued by Purchaser.

               (f) Such Seller or its representatives has received and reviewed information about Purchaser and has had an opportunity to discuss Purchaser's business, management and financial affairs with its management and to review Purchaser's facilities. Such Seller understands that such discussions, as well as any written information issued by Purchaser, were intended to describe the aspects of Purchaser's business and prospects which Purchaser believes to be material, but were not necessarily an exhaustive description.

         SECTION 11.2. Restriction on Disposition. The Consideration Shares
         ----------------------------------------
shall not be transferable except upon the conditions specified in this Section
                                                                       -------
11, which conditions are intended to insure compliance with the
--
provisions of the Securities Act in respect of the Disposition thereof.

         SECTION 11.3. Restrictive Legend. Each certificate evidencing the
         --------------------------------
Consideration Shares and each certificate issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of
Section 11.5) be stamped or otherwise imprinted with a legend in substantially
------------
the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE DISPOSITION OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF APRIL 28, 2000, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO DISPOSITION OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

         SECTION 11.4.  Certain Transfers.
         --------------------------------

               (a) The holder of any Consideration Shares, by acceptance thereof agrees, prior to any Disposition of any Consideration Shares, to give written notice to Purchaser of such holder's intention to effect such Disposition and to comply in all other respects with the provisions of this Section 11.5. Each such notice shall describe the
                            ------------
         manner and circumstances of the proposed Disposition and shall be accompanied by the written opinion, addressed to Purchaser, of counsel for the holder of Consideration Shares, as to whether in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Purchaser) such proposed Disposition involves a transaction requiring registration of such Consideration Shares under the Securities Act; provided that no such opinion shall be required in connection with a Disposition pursuant to Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto) in the event that Purchaser is provided with customary written representations relating to such transaction.

               (b) If in the opinion of such counsel the proposed Disposition of Consideration Shares may be effected without registration under the Securities Act, the holder of Consideration Shares shall thereupon be entitled to Dispose of such Consideration Shares in accordance with the terms of the notice delivered by it to Purchaser.

               (c) Each certificate or other instrument evidencing the securities issued upon the Disposition of any Consideration Shares (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in Section
                                                                        -------
         11.4 hereof unless (i) in the opinion of such counsel registration of
         ----
         future Disposition is not required by the applicable provisions of the Securities Act or (ii) Purchaser shall have waived the requirement of such legends; provided that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Disposition in the event such Disposition shall be made in compliance with the requirements of Rule l44 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto).

         SECTION 11.5. Disposition Pursuant to Rule 144. Purchaser agrees to
         ----------------------------------------------
provide to the holders of the Consideration Shares and upon a holder's request to any prospective purchaser designated by a holder the financial and other information specified in Rule 144 under the Securities Act and to take any other action or to execute any certificates necessary to permit a Disposition by any holder of Consideration Shares to qualify for the exemption set forth in Rule 144.

         SECTION 11.6. Vesting.
         ---------------------

               (a)  Sellers listed on Schedule 11.7 ("Founding Sellers")
                                      -------------
         shall, subject as provided in this Section 11, be permitted to dispose
                                            ----------
         of Consideration Shares and shall vest in such Consideration Shares on the following schedule, whether such shares were received at the Initial Closing or the Second Closing:

                           (i) 25% of the Consideration Shares as from the Initial Closing Date,

                           (ii) an additional 25% of the Consideration Shares as from the first anniversary of the Initial Closing Date, and

                           (iii) an additional 1/24 of the remainder of the
                  Consideration Shares per month until the third anniversary of the Initial Closing Date.

                  (b) Founding Sellers shall forfeit Consideration Shares in which they have not vested if they terminate their employment (or, for Founding Sellers without employment agreements, if any, their engagement) with the Company or their employment (or engagement, as aforesaid) with the Company is terminated by the Company (each, a "Terminated Employee"); provided that each Terminated Employee shall automatically at the effective time of such termination vest in:

                           (i) 100% of his or her Consideration Shares which have not vested as of the effective time of such termination if he or she has been terminated without Cause, and

                           (ii) 50% of his or her Consideration Shares which have not vested as of the effective time of such termination if he or she has been Constructively Terminated by the Company; provided that a Terminated Employee shall automatically vest in 100% of his or her unvested Consideration Shares if such employee has been terminated by virtue of his or her refusal to transfer employment to a location outside of France at the request of the Company or Purchaser.

                  (c) In the event that the Consideration Shares of any Terminated Employee have not vested at the time of such employee's termination and do not vest pursuant to clause (b) (the "Unvested
                                                 ----------
         Shares"), Purchaser shall be entitled upon written notice to such Terminated Employee to reacquire such Unvested Shares for no additional consideration therefor. Upon receipt of written notice from Purchaser to the effect that it is acquiring such Unvested Shares, such Terminated Employee shall promptly (and in any event not later than 5 Business Days) following receipt of such notice deliver the certificate representing such shares to Purchaser at Purchaser's address set forth herein. In the event that such Terminated Employee can only deliver a certificate representing more Consideration Shares than the Unvested Shares, Purchaser shall forthwith upon receipt of such certificate cause a new certificate to be issued to such employee representing the amount of Consideration Shares originally set forth on such certificate less the number of Unvested Shares acquired by Purchaser pursuant to this clause (c).
              ----------

                                  ARTICLE 12

                                  TERMINATION

         SECTION 12.1. Termination. This Agreement may be terminated at any time
         -------------------------
on or prior to the Initial Closing Date:

                  (a) with the mutual consent of Sellers and Purchaser;

                  (b) by Purchaser, if prior to the Initial Closing there shall have been a material breach of any covenant, representation or warranty of any Seller hereunder or under its Related Agreements, and such breach shall not have been remedied within ten Business Days after receipt by such Seller of a notice in writing from Purchaser specifying the breach and requesting such be remedied;

                  (c) by Sellers, if prior to the Initial Closing there shall have been a material breach of any covenant, representation or warranty of Purchaser hereunder or under its Related Agreements, and such breach shall not have been remedied within ten Business Days after receipt by Purchaser of notice in writing from such Seller specifying the breach and requesting such be remedied; or

                  (d) by either Purchaser or any Seller, if the Initial Closing shall not have taken place on or before December 31, 2000; provided that the right to terminate this Agreement under this clause (d) shall
                                                               ----------
         not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such date.

         In the event of any termination pursuant to this Section 12.1 (other
                                                          ------------
than pursuant to clause (a)), written notice setting forth the reasons thereof
                 -----------
shall forthwith be given by the terminating party to the other parties.

         SECTION 12.2. Effect of Termination. If this Agreement is terminated
         -----------------------------------
pursuant to Section 12.1, all obligations of the parties hereunder shall
            ------------
terminate, except for the obligations set forth in Sections 5.9, 13.2, 13.3 and
                                                   ------------  ----  ----
14.1, which shall survive the termination of this Agreement, and except that no
----
such termination shall relieve any party from liability for any prior breach of this Agreement.

                                  ARTICLE 13

                                INDEMNIFICATION

         SECTION 13.1. Survival. The representations and warranties of the
         ----------------------
parties hereto contained herein shall survive the Initial Closing until the later of (i) one year after the Initial Closing Date and (ii) 90 days following the completion of the Company's audited financial statements for fiscal year 2000 (but in no event later than September 30, 2001), except that Tax Warranties shall survive until the Tax Statute of Limitations Date and Title and Authorization Warranties shall survive forever.

         SECTION 13.2. Indemnification by Sellers. Each Seller agrees to
         ----------------------------------------
indemnify each of the Purchaser Indemnified Parties against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

                  (a) any breach of or any inaccuracy in any representation or warranty made by any Seller in this Agreement or any Related Agreement or any document delivered at the Initial Closing; provided that (A) except for breaches of or inaccuracies in Tax Warranties or Title and Authorization Warranties, a notice of the Purchaser Indemnified Party's claim shall have been given to Sellers not later than the close of business on the third anniversary of the Initial Closing Date, and (B) in the case of a Tax Warranty, a notice of the Purchaser Indemnified Party's claim shall have been given to Seller not later than the Tax Statute of Limitations Date; or

                  (b) any breach of or failure by any Seller to perform any covenant or obligation of such Seller set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Initial Closing.

         SECTION 13.3. Indemnification by Purchaser. Purchaser agrees to
         ------------------------------------------
indemnify Sellers and each of their respective Affiliates, officers, directors, employees, agents and representatives against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

                  (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement or any Related Agreement or any document delivered at the Initial Closing; or

                  (b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Initial Closing.

         SECTION 13.4. Claims. The provisions of this Section shall be subject
         --------------------
to Section 13.5. As soon as is reasonably practicable after becoming aware of a
   ------------
claim for indemnification under this Agreement the Indemnified Person shall promptly give notice to the Indemnifying Person (and, if a Purchaser Indemnified Party is the Indemnified Person and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations this Article 13 except to the
                                                        ----------
extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person (and, if a Purchaser Indemnified Party is the Indemnified Person and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) the amount of such claim, and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person (and, if a Purchaser Indemnified Party is the Indemnified Person and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

         SECTION 13.5. Notice of Third Party Claims; Assumption of Defense. The
         -----------------------------------------------------------------
Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person (and, if the Indemnified Person is a Purchaser Indemnified Party and the Escrow continues to be held by the Escrow Agent, the Escrow Agent) of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Governmental Authority or any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article 13 except
                                                              ----------
to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 5.11, 13.2 or 13.3 for all Losses arising
                               ------------  ----    ----
out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the reasonable fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

         SECTION 13.6. Settlement or Compromise. Any settlement or compromise
         --------------------------------------
made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 13.5 shall also be binding upon the Indemnifying Person
               ------------
or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided that no obligation, restriction or Loss shall be imposed on any Person as a result of such settlement without such Person's prior written consent. The Indemnified Person will give the Indemnifying Person at least 30 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

         SECTION 13.7. Failure of Indemnifying Person to Act. In the event that
         ---------------------------------------------------
the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

         SECTION 13.8. Setoff and Reduction. In the event a Purchaser
         ----------------------------------
Indemnified Party is entitled to receive any amount from Sellers or any of them under this Agreement, including any indemnification payment under this Agreement, without limiting Purchaser's rights to seek any recovery against any Seller directly, Purchaser may, at its option, recover all or any portion of such amount from the Escrow in accordance with the terms of the Escrow Agreement. In the event a Purchaser Indemnified Party is entitled to receive any amount from Sellers or any of them under this Agreement in respect of any breach of any IP Warranty, Purchaser shall be entitled to recover all or any portion of such amount from the Additional Consideration Shares deliverable by Purchaser at the Second Closing pursuant hereto (thereby reducing the number of Additional Consideration Shares deliverable at the Second Closing) strictly pro rata on the basis of each Seller's Portion of such Additional Consideration Shares.

         SECTION 13.9. Net Indemnity Payments. Any amounts payable under Section
         ------------------------------------                            -------
13.2 or Section 13.3 shall be treated by Purchaser and Sellers as an adjustment
----    ------------
to the Purchase Price of the Shares, and shall be calculated after giving effect to (a) any proceeds received from insurance policies covering the Loss that is the subject to the claim for indemnity and (b) the actual realized Tax benefit to the Indemnified Person resulting from the Loss that is the subject of the indemnity; provided that to the extent that any Tax benefit is realized in a Tax year other than the year in which the indemnity is paid, the Indemnified Person shall make a payment to the Indemnifying Person in the amount of such realized Tax benefit in the year in which it is realized. For purposes of this Section
                                                                      -------
13.9, an actual realized Tax benefit is an actual reduction in taxes payable or
----
a refund of Taxes previously paid.

         SECTION 13.10. Limits of Obligation of Sellers to Indemnify Purchaser
         ---------------------------------------------------------------------
Indemnified Parties. Notwithstanding any or all of the foregoing provisions of
-------------------
this Article 13 (other than (i) with respect to claims arising under any Tax
     ----------
Warranty or Title and Authorization Warranty, which claims shall not be subject to the limits set forth in this Section 13.10 but shall in the case of each
                                -------------
Seller be limited to the total Consideration Shares received by such Seller, and
(ii) with respect to claims arising out of a material breach by any Seller of
Section 5.10, in respect of which Purchaser shall be entitled to claim for
------------
monetary damages arising out of such breach), (a) no claim for indemnification shall be made in respect of any Loss unless the amount of such Loss exceeds (Pound)1,000,000, (b) Sellers shall not have any liability under this Article 13
                                                                      ----------
to Purchaser or
any of its Affiliates (including the Company following the Initial Closing Date) unless and until the aggregate amount of all claims for Losses exceeds one percent (1%) of the Aggregate Purchase Price, after which Purchaser and any applicable Affiliates of Purchaser (including the Company) shall only be entitled to recover for any Loss in excess thereof, and (c) no Seller shall be required to make any payments pursuant to this Article 13 once the aggregate
                                               ----------
amount of all payments made by such Seller pursuant to the provisions of this
Article 13 exceeds (a) the Consideration Shares deposited by such Seller in the
----------
Escrow and remaining in Escrow, and (b) with respect to the IP Warranties only, any Additional Consideration Shares deliverable by Purchaser to such Seller, until the actual delivery thereof at the Second Closing.

         SECTION 13.11. Insurance or Third Party Indemnification.
         -------------------------------------------------------
Notwithstanding anything to the contrary herein, an Indemnifying Person shall not be liable for a Loss arising out of or in connection with any matter described in this Article 13 if and to the extent such Loss is covered by a
                  ----------
policy of insurance or benefits from a right to indemnification from a Person not party to this Agreement or a Governmental Authority and payment is made under such policy to the Indemnified Person by the insurer or under such right to indemnification by such Person, as applicable.

                                  ARTICLE 14

                                 MISCELLANEOUS

         SECTION 14.1. Expenses. Each party hereto shall bear its own expenses
         ----------------------
with respect to the transactions contemplated hereby. Sellers shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Shares.

         SECTION 14.2. Amendment. This Agreement may be amended, modified or
         -----------------------
supplemented but only in writing signed by Purchaser and Seller.

         SECTION 14.3. Notices. Any notice, request, instruction or other
         ---------------------
document to be given hereunder by a party hereto shall be in writing and shall be either (a) given in person or by courier or a courier service, or (b) sent by telex, facsimile or other wire transmission. Any notice, request, instruction or other document to be given hereunder shall be deemed delivered upon receipt if delivered pursuant to one of the foregoing methods:

          If to Sellers, addressed as follows:

                  Newbury Ventures
                  One First Street, Suite 12
                  Los Altos, California 94022
                  Attention: Ossama R. Hassanein
                  Telephone No.: (+1-650) 947-8200
                  Facsimile No.: (+1-650) 947-0733

                  Algety Telecom S.A.
                  9, rue Blaise Pascal
                  22301 Lannion, France
                  Attention: Thierry Georges
                  Telephone No.: (+33-2) 9605-5858
                  Facsimile No.: (+33-2) 9605-5859

          with a copy to:

                  Mintz Levin Cohn Ferris Glovsky and Popeo PC
                  One Financial Center
                  Boston, Massachusetts 02111
                  Attention: John Pomerance
                  Telephone No.: (+1-617) 542-6000
                  Facsimile No.: (+1-617) 542-2241

          If to Purchaser, addressed as follows:

                  Corvis Corporation
          7015 Albert Einstein Drive
                  Columbia, MD 21046-9400
                  Attention:  General Counsel
                  Telephone No.: (+1-443) 259-4110
                  Facsimile No.: (+1-443) 259-4417

          with a copy to:

                  Mayer, Brown & Platt
                  1909 K Street, N.W.
                  Washington, D.C. 20006-1101
                  Attention:  Werner Hein
                  Telephone No.: (+1-202) 263-3248
                  Facsimile No.: (+1-202) 263-3300

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

          Sellers hereby appoint Sellers' Representative and the Founding Sellers hereby appoint Founding Sellers' Representative to receive on their respective behalf all and any notices and other communications to be delivered to them hereunder, and confirm that each such notice and communication delivered to Sellers' Representative and/or Founding Seller's Representative, as the case may be, in accordance with the foregoing shall be deemed to have been notified concurrently to all Sellers or Founding Sellers, as applicable. Any notice given to Sellers' Representative shall concurrently be given to the Founding Sellers' Representative and vice versa.

         SECTION 14.4. Effect of Investigation. Any due diligence review, audit
         -------------------------------------
or other investigation or inquiry undertaken or performed by or on behalf of Purchaser shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, any Seller made or undertaken pursuant to this Agreement or any Related Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Purchaser.

         SECTION 14.5. Waivers. The failure of a party hereto at any time or
         ---------------------
times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         SECTION 14.6. Assignment. This Agreement shall be binding upon and
         ------------------------
inure to the benefit of the parties hereto and their respective successors and assigns; provided that no assignment of any rights or obligations shall be made by any Seller without the written consent of Purchaser or by Purchaser without the written consent of Sellers, except that Purchaser may assign its rights hereunder without such consent to any Affiliate of Purchaser.

         SECTION 14.7. No Third Party Beneficiaries. This Agreement is solely
         ------------------------------------------
for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right.

         SECTION 14.8. Publicity. Prior to the Initial Closing Date, except as
         -----------------------
required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by Purchaser or any Seller or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Purchaser and Sellers, in any case, as to form, content, timing and manner of distribution or publication; provided that nothing in this Section
                                                                     -------
14.8 shall prevent such parties from discussing such transactions with those
----
Persons or Governmental Authorities whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions.

         SECTION 14.9. Further Assurances. Upon the reasonable request of
         --------------------------------
Purchaser, each Seller will on and after the Initial Closing Date execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, the Shares, and to otherwise carry out the purposes of this Agreement.

         SECTION 14.10. Severability. If any provision of this Agreement shall
         ---------------------------
be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         SECTION 14.11. Remedies Cumulative. The remedies provided in this
         ----------------------------------
Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         SECTION 14.12. Entire Understanding. This Agreement and the Related
         -----------------------------------
Agreements set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof, including the Letter of Intent dated April 10, 2000.

         SECTION 14.13. Applicable Law. This Agreement shall be governed by and
         -----------------------------
construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         SECTION 14.14. Jurisdiction of Disputes; Waiver of Jury Trial. In the
         -------------------------------------------------------------
event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Related Agreement other than the Employment Agreements or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the City of Wilmington, Delaware, whether a state or federal court; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in any such court described in clause (a) and to service of process upon them in accordance with
             ----------
the rules and statutes governing service of process (it being understood that nothing in this Section 14.14 shall be deemed to prevent any party from seeking
                -------------
to remove any action to a federal court in Wilmington, Delaware; (c) agree to waive to the fullest extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) designate, appoint and direct CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in any legal proceeding in the State of Delaware; (e) agree to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly to designate another agent in the City of Wilmington, Delaware, satisfactory to Sellers and Purchaser, to serve in place of such agent and deliver to the other party written evidence of such substitute agent's acceptance of such designation; (f) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth in Section 14.3 for communications to such party; (g) agree
                     ------------
that any service made as provided herein shall be effective and binding service in every respect; and (h) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by law.

         EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         SECTION 14.15. Counterparts. This Agreement may be executed in
         ---------------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


        [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

PURCHASER:

CORVIS CORPORATION


By: _____________________________

    Name:

    Title:

SELLERS:


________________________________
Thierry Georges


________________________________
Jerome Faul


________________________________
Roland Leners


________________________________
Francois Favre


________________________________
Julie Favre


________________________________
Annaick Favre


________________________________
Michel Henry


________________________________
Philippe Bretagne


________________________________

Daniel Le Guen


________________________________
Jacobus M. Van der Keur


________________________________
Stephan C. Del Burgo


________________________________
Dan Harar


________________________________
Herve Henry


________________________________
Eric Delevaque


________________________________
Patrick Vandamme


________________________________
Marie-Laure Moulinard

TECHNOCOM VENTURES

By _____________________________

   Name:

   Title:

TECHNOVENTURES, L.L.C.


By _____________________________

   Name:

   Title:

BANEXI VENTURES 2


By _____________________________

   Name:

   Title:

________________________________
Jean-Michel Planche

________________________________
Thao Lane

NEWBURY VENTURES LP


By _____________________________

   Name:

   Title:

NEWBURY VENTURES ASSOCIATES LP


By _____________________________

   Name:

   Title:

NEWBURY VENTURES CAYMAN LP


By _____________________________

   Name:

   Title:

COMM VENTURES LP


By _____________________________

   Name:

   Title:

NEWBURY VENTURES CAYMAN 1 LP


By _____________________________

   Name:

   Title:

CRESCENDO WORLD FUND, LLC


By _____________________________

   Name:

   Title:

EAGLE VENTURES WORLD FUND,  LLC


By _____________________________

   Name:

   Title:

CRESCENDO III, LP


By _____________________________

   Name:

   Title:

CRESCENDO III, GbR


By _____________________________

   Name:

   Title:

CRESCENDO III EXECUTIVE FUND, LP


By _____________________________

   Name:

   Title:

INNOVACOM 1


By _____________________________

   Name:

   Title:

THE GOLDMAN SACHS GROUP, INC.


By _____________________________

   Name:

   Title:

GOLDMAN SACHS INVESTMENTS LIMITED


By _____________________________

   Name:

   Title:


STONE STREET FUND 2000, LP


By _____________________________

   Name:

   Title:


BRIDGE SPECIAL OPPORTUNITIES FUND 2000, LP


By _____________________________

   Name:

   Title:

DASSAULT DEVELOPMENT


By _____________________________

   Name:

   Title:


________________________________
Serge Dassault

FRANCE TELECOM TECHNOLOGIE S.A.


By _____________________________

   Name:

   Title: